UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT of 1934 (Amendment No.     )

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☐  Preliminary Proxy Statement
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☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

NxSTAGE MEDICAL, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NxSTAGE MEDICAL, INC.
439 South Union Street, 5th Floor
Lawrence, Massachusetts 01843

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 26, 2011

To our stockholders:

We invite you to our 2011 Annual Meeting of Stockholders, which will be held at the Company’s offices at 439 South Union Street, 5th Floor, Lawrence, Massachusetts on Thursday, May 26, 2011 at 10:00 a.m., local time. At the annual meeting, stockholders will consider and act upon the following matters:

1. the election of eight members to our Board of Directors;

2. an amendment to our 2005 Stock Incentive Plan to, among other things, increase the number of shares of our common stock that may be issued pursuant to the plan by an additional 4,000,000 shares;

3. an advisory vote on approval of our named executive officers’ compensation;

4. an advisory vote on the frequency of future advisory votes on our named executive officers’ compensation;

5. the ratification of the selection by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the 2011 fiscal year; and

6. the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 31, 2011, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the annual meeting, we hope you will take the time to vote your shares. If you are a stockholder of record, you may vote over the Internet, by telephone or by completing and mailing the enclosed proxy card in the envelope provided. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted at the annual meeting.

By Order of the Board of Directors,

Winifred L. Swan
Secretary

Lawrence, Massachusetts
April 28, 2011

Page

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5
PROPOSAL 1 — ELECTION OF DIRECTORS	9
Director Nominees	10
CORPORATE GOVERNANCE	11
General	11
Corporate Governance Guidelines	12
Board Determination of Independence	13
Communicating with the Independent Directors	13
Director Nomination Process	13
Board Meetings and Attendance	14
Director Attendance at Annual Meeting of Stockholders	14
Board Committees	14
Code of Business Conduct and Ethics	16
Audit Committee Report	16
Fees of Independent Registered Public Accounting Firm	17
Pre-Approval Policies and Procedures	17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	18
Our Relationship with David Utterberg	18
Our Relationship with Jonathan Silverstein	19
Our Relationship with the Sprout Entities	19
Policies and Procedures Regarding Review, Approval and Ratification of Relating Person Transactions	20
INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION	21
Compensation Discussion and Analysis	21
Compensation Committee Report	29
Executive Compensation	30
Employment Agreements with Named Executive Officers	34
Potential Termination and Change in Control Payments	38
Securities Authorized for Issuance Under Our Equity Compensation Plan	39
Director Compensation	40
Compensation Committee Interlocks and Insider Participation	42
PROPOSAL 2 — AN AMENDMENT TO OUR 2005 STOCK INCENTIVE PLAN TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK THAT MAY BE ISSUED PURSUANT TO THE PLAN BY AN ADDITIONAL 4,000,000 SHARES	42
PROPOSAL 3 — AN ADVISORY VOTE ON APPROVAL OF OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION	47
PROPOSAL 4 — AN ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION	48
PROPOSAL 5 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	48
OTHER MATTERS	48
Section 16(a) Beneficial Ownership Reporting Compliance	48
Delivery of Security Holder Documents	49
Stockholder Proposals for the 2012 Annual Meeting	49
APPENDIX A — NXSTAGE MEDICAL, INC. AMENDMENT NO 3 TO THE 2005 STOCK INCENTIVE PLAN	A-1
APPENDIX B — NXSTAGE MEDICAL, INC 2005 STOCK INCENTIVE PLAN, AS AMENDED	B-1

NxSTAGE MEDICAL, INC.
439 South Union Street, 5th Floor
Lawrence, Massachusetts 01843

Proxy Statement for the 2011 Annual Meeting of Stockholders
To Be Held on May 26, 2011

This proxy statement contains information about the 2011 Annual Meeting of Stockholders of NxStage Medical, Inc., including postponements and adjournments of the meeting. We are holding the annual meeting at our offices at 439 South Union Street, 5th Floor, Lawrence, Massachusetts, on Thursday, May 26, 2011 at 10:00 a.m., local time.

We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting.

We are mailing our Annual Report to Stockholders for the year ended December 31, 2010 with these proxy materials on or about April 29, 2011

You can find our Annual Report on Form 10-K for the year ended December 31, 2010 on our website at www.nxstage.com or through the Securities and Exchange Commission’s electronic data system, called EDGAR, at www.sec.gov. You may also obtain a printed copy of our Annual Report on Form 10-K, free of charge, from us by sending a written request to: Investor Relations, NxStage Medical, Inc., 439 South Union Street, 5th Floor, Lawrence, Massachusetts 01843. Exhibits will be provided upon written request and payment of appropriate processing fees.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON May 26, 2011.

The Notice of Annual Meeting of Stockholders, Proxy Statement and 2010 Annual Report to Stockholders are available at www.nxstage.com/proxy.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Who can vote at the annual meeting?	A.	To be able to vote, you must have been a stockholder of record at the close of business on March 31, 2011, the record date for our annual meeting. The number of outstanding shares entitled to vote at the annual meeting is 54,230,063 shares of our common stock.
If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting, or any postponements or adjournments of the annual meeting.
Q.	What are the voting rights of the holders of common stock?	A.	Each outstanding share of our common stock will be entitled to one vote on each matter considered at the annual meeting.
Q.	How do I vote?	A.	If you are a record holder, meaning your shares are registered in your name, you may vote:

(1.) Over the Internet: Go to the website of our tabulator, Computershare Investor Services, at www.investorvote.com/NXTM. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your internet proxy before 11:59 p.m. Eastern Time on May 25, 2011, the day before the annual meeting, for your proxy to be valid and your vote to count.

(2.) By Telephone: Call 1-800-652-VOTE (8683) toll free from the U.S. and Canada, and follow the instructions on your enclosed proxy card. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m. Eastern Time on May 25, 2011, the day before the annual meeting, for your proxy to be valid and your vote to count.

(3.) By Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Computershare Investor Services. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors. Computershare must receive your proxy card not later than May 25, 2011, the day before the annual meeting, for your proxy to be valid and your vote to count.

(4.) In Person at the Meeting: If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.
If your shares are held in “street name,” meaning they are held for your account by a broker or other nominee, you may vote:
(1.) Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.
(2.) By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3.) In Person at the Meeting: Contact your broker or other nominee who holds your shares to obtain a brokers’ proxy card and bring it with you to the meeting. A broker’s proxy card is not the form of proxy card enclosed with this proxy statement. You will not be able to vote shares you hold in “street name” in person at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote your shares.

Q.	Can I change my vote?	A.	If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the annual meeting. To do so, you must do one of the following:
(1.) Vote over the Internet or by telephone as instructed [above]. Only your latest Internet or telephone vote is counted.
(2.) Sign a new proxy and submit it as instructed above. Only your latest dated proxy will be counted.
(3.) Attend the annual meeting, request that your proxy be revoked and vote in person as instructed above. Attending the annual meeting will not revoke your proxy unless you specifically request it.
If your shares are held in street name, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the meeting if you obtain a broker’s proxy as described in the answer above.
Q.	Will my shares be voted if I don’t return my proxy?	A.	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or voting by ballot at the meeting. If your shares are held in “street name,” your brokerage firm may, under certain circumstances, vote your shares if you do not return your proxy. Brokerage firms can vote customers’ unvoted shares on routine matters. If you do not return a proxy to your brokerage firm to vote your shares, your brokerage firm may, on routine matters, either vote your shares or leave your shares unvoted. Your brokerage firm cannot vote your shares on any matter that is not considered routine.
Proposals 1 2, 3 and 4 are considered non-routine matters, and Proposal 5 is considered a routine matter. Accordingly, your brokerage firm cannot vote your shares with respect to Proposals 1, 2, 3 and 4 unless it receives your voting instructions. We encourage you to provide voting instructions to your brokerage firm by giving your proxy to them. This ensures that your shares will be voted at the annual meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.
Q.	How many shares must be present to hold the annual meeting?	A.	A majority of our outstanding shares of our common stock must be present at the annual meeting to hold the meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone or by completing and submitting a proxy or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or votes on at least one of the matters to be voted upon.
If a quorum is not present, we expect to adjourn the meeting until we obtain a quorum.

Q.	What vote is required to approve each matter and how are votes counted?	A.
Proposal 1—Election of Directors

The nominees for directors who receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. You may:

• vote FOR any or all of the nominees; or
• WITHHOLD your vote from any or all of the nominees.
Votes that are withheld will not be included in the vote tally for the election of the directors and will not affect the results of the vote.
Proposal 2—An amendment to our 2005 Stock Incentive Plan to, among other things, increase the number of shares of our common stock that may be issued pursuant to the plan by an additional 4,000,000 shares;
To approve Proposal 2, stockholders holding a majority of the shares of our common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the proposal. If you vote to ABSTAIN on Proposal 2, your shares will not be voted in favor of or against the proposal and will also not be counted as votes cast or shares voting on the matter. As a result, voting to ABSTAIN will have no effect on the voting on the proposal.
Proposal 3—Advisory vote on approval of our named executive officers’ compensation;
To approve Proposal 3, stockholders holding a majority of the shares of our common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the proposal. If you vote to ABSTAIN on Proposal 3, your shares will not be voted in favor of or against the proposal and will also not be counted as votes cast or shares voting on the matter. As a result, voting to ABSTAIN will have no effect on the voting on the proposal.
Although the vote on approval of our named executive officers’ compensation is non-binding, the Compensation Committee of the Board of Directors is expected to take the voting results into account when considering future executive compensation actions.
Proposal 4—An advisory vote on the frequency of future advisory votes on approval of our named executive officers’ compensation;
To approve Proposal 4, stockholders holding a majority of the shares of our common stock present or represented by proxy at the meeting and voting on the matter must vote FOR every one, two or three years. For this proposal, stockholders may vote in favor of holding future advisory votes on executive compensation every year, every two years or every three years. Alternatively, stockholders may abstain from voting. If you vote to ABSTAIN on Proposal 4, your shares will not be voted in favor of or against the proposal and will also not be counted as votes cast or shares voting on the matter. As a result, voting to ABSTAIN will have no effect on the voting on the proposal.

Because stockholders are being asked to indicate their preference on one of a number of choices for this proposal, it is possible that no choice will receive a majority of votes cast. In addition, although this proposal is non-binding, the Board of Directors intends to consider the voting results when determining the frequency of future advisory votes on executive compensation.
Proposal 5 Ratification of Selection of Independent Registered Public Accounting Firm
To approve Proposal 5, stockholders holding a majority of the shares of our common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the proposal. If you vote to ABSTAIN on Proposal 5, your shares will not be voted in favor of or against the proposal and will also not be counted as votes cast or shares voting on the matter. As a result, voting to ABSTAIN will have no effect on the voting on the proposal.
Although stockholder approval of our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our Audit Committee will reconsider its selection of Ernst & Young LLP.
Q:	Are there other matters to be voted on at the annual meeting?	A.	We do not know of any other matters that may come before the meeting other than the election of directors, the amendment to our 2005 Stock Incentive Plan, the advisory vote on our named executive officers’ compensation, the advisory vote on the frequency of future advisory votes on our named executive officers’ compensation, and the ratification of the selection of our independent registered public accounting firm. If any other matters are properly presented at the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.
Q.	Where can I find the voting results?	A.	We expect to report the voting results on a Form 8-K within four days of the 2011 Annual Meeting.
Q.	Who will bear the costs of soliciting proxies?	A.	We will bear the cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail, and facsimile and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 18, 2011, or such later date as indicated below, with respect to the beneficial ownership of our common stock by:

•	each person whom we know beneficially owns more than 5% of the outstanding shares of our common stock. This information is as reported by such persons in their Schedule 13G filings with the Securities and Exchange Commission (“SEC”);

•	each of our directors;

•	our principal executive officer, our principal financial officer and our three other most highly compensated executive officers for 2010, whom we refer to collectively as our “named executive officers”; and

•	all of our directors and executive officers as a group.

The number of shares of our common stock owned by each person is determined under the rules of the Securities and Exchange Commission, or SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also includes any shares which the individual has the right to acquire within 60 days after March 18, 2011, or May 17, 2011, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with his or her spouse, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Percentage of common stock outstanding is based on 54,200,354 shares of our common stock outstanding as of March 18, 2011. Shares of common stock subject to stock options currently exercisable, or exercisable within 60 days, are deemed outstanding for the percentage ownership of the person holding such stock options but are not deemed outstanding for any other person.

Unless otherwise indicated below, the address for each person is to the care of NxStage Medical, Inc., 439 South Union Street, 5th Floor, Lawrence, Massachusetts 01843.

	Shares of
	Common Stock		Percentage
	Beneficially		of Common
Name and Address	Owned		Stock Outstanding

5% Stockholders
David S. Utterberg	5,510,774	(1)(5)(6)	10.2%
Gilder, Gagnon, Howe and Co. LLC	4,520,994	(2)	8.3%
3 Columbus Circle, 26th Floor
New York, NY 10019
OrbiMed Advisors, LLC	3,841,254	(3)	7.1%
767 Third Avenue
New York, New York 10017
Credit Suisse (Sprout Entities)	3,527,986	(4)(7)	6.5%
Eleven Madison Avenue
New York, New York 10010
Directors(7)
Jeffrey H. Burbank	1,382,728	(6)	2.5%
Philippe O. Chambon	3,316,176	(6)(7)	6.1%
Daniel A. Giannini	93,843	(6)	*
Reid S. Perper	264,884	(6)	*
Craig W. Moore	136,783	(6)	*
Earl R. Lewis	61,166	(6)	*
Nancy J. Ham	5,026		*
Other Executive Officers
Robert S. Brown	352,389	(6)	*
Thomas F. Shea	186,359	(6)
Winifred L. Swan	184,545	(6)	*
Joseph E. Turk, Jr	281,348	(6)	*
Michael J. Webb	215,736	(6)	*
All directors and executive officers as a group (13 persons)	11,991,757	(8)	21.2%

*	Represents holdings of less than one percent.

(1)	Consists of (a) 5,440,774 shares of our common stock and (b) 70,000 shares of common stock which Mr. Utterberg has the right to acquire within 60 days of March 18, 2011 upon exercise of outstanding stock options (See Notes 5 and 6 below).

(2)	This information is taken from a Schedule 13G filed on February 14, 2011 by Gilder, Gagnon, Howe & Co. LLC and is as of December 31, 2010. As of December 31, 2010, Gilder, Gagnon, Howe & Co. LLC beneficially owned 4,520,994 shares of common stock.

(3)	This information is provided by OrbiMed Advisors LLC (“Advisors”) jointly with its affiliated entities and is as of March 18, 2011. As of March 18, 2011, Advisors and its affiliated entities may be deemed to beneficially own 3,841,254 shares of common stock of the Issuer (“Shares”), including 1,111,111 Shares issuable upon exercise of outstanding warrants and options to purchase 39,667 shares of common stock. Of this amount, OrbiMed Private Investments III, LP (“OPI III”) and OrbiMed Associates III, LP (“Associates”) hold 2,665,000 and 25,476 Shares, respectively. Advisors, pursuant to its authority as the general partner of Associates and as the managing member of OrbiMed Capital GP III LLC (“Capital”), the general partner of OPI III, may be considered to hold indirectly 2,690,476 Shares; Capital, pursuant to its authority as the general partner of OPI III, may be considered to hold indirectly 2,665,000 Shares; and Samuel D. Isaly, as the managing member of, and owner of a controlling interest in, Advisors may be considered to hold indirectly 2,690,476 Shares. OPI III may also be considered to hold warrants to purchase 1,100,629 Shares, and Associates may be considered to hold warrants to purchase 10,482 Shares. Advisors, pursuant to its authority as the general partner of Associates and as the managing member of Capital, the general partner of OPI III, may be considered to hold indirectly warrants to purchase 1,111,111 Shares; Capital, pursuant to its authority as the general partner of OPI III, may be considered to hold indirectly warrants to purchase 1,100,629 Shares; and Mr. Isaly, as the managing member of, and owner of a controlling interest in, Advisors may be considered to hold indirectly warrants to purchase 1,111,111 Shares. In addition, OPI III holds options to purchase 39,293 Shares, and Associates holds options to purchase 374 Shares. The options were granted directly to Mr. Silverstein, who served as a director of the Issuer until January 2011. Mr. Silverstein is also a member of Advisors. Mr. Silverstein is obligated to transfer any Shares issued under the options to Associates and OPI III.

(4)	This information is taken from a Schedule 13D/A filed on January 26, 2011 and is as of January 26, 2011. As of January 26, 2011, Credit Suisse may be deemed to beneficially own an aggregate of 3,527,986 Shares, consisting of (i) 1,819,013 Shares and 81,755 2008 Warrants held directly by Sprout IX, (ii) 775,030 Shares and 73,040 2008 Warrants held directly by Sprout VIII, (iii) 305,315 Shares and 28,774 2008 Warrants held directly by Sprout VII, (iv) 5,303 Shares and 335 2008 Warrants held directly by Sprout CEO, (v) 8,331 Shares and 326 2008 Warrants held directly by Sprout Entrepreneurs, (vi) 99,298 Shares and 3,883 2008 Warrants held directly by IX Plan, (vii) 25,902 Shares and 1,635 2008 Warrants held directly by Plan Investors, (viii) 69,423 Shares and 4,384 2008 Warrants held directly by Sprout Venture, (ix) 74,343 Shares and 4,694 2008 Warrants held directly by ESC II, (x) 30,212 Shares held directly by DLJCC, (xi) 10,196 Shares held directly by CS USA Inc, (xii) 27,502 Shares held directly by DLJ LTIC, (xiii) 951 Shares held directly by EMA Private Equity, (xiv) 6,643 Shares held directly by Merban Equity Guernsey, (xv) 3,360 Shares held directly by Strategic Partners III, (xvi) 585 Shares held directly by DLJ Multi-Manager PEF, (xvii) 322 Shares held directly by DLJ PEP II, (xviii) 8,602 Shares held directly by DLJPE Partners Fund II, (xix) 24,639 Shares held directly by Sprout Investment Partners, (xx) 5,073 Shares held directly by CS Cap LLC and (xxi) 29,117 Shares held directly by CS Sec USA LLC.

(5)	David Utterberg, a greater than 5% stockholder, is also a member of our Board of Directors.

(6)	The number of shares of our common stock that each person is deemed to beneficially own includes the number of shares of our common stock which such person has the right to acquire within 60 days after March 18, 2011, upon exercise of outstanding stock options as set forth opposite his or her name:

Number of
Name	Shares

Jeffrey H. Burbank	905,513
Philippe O. Chambon	70,000
Daniel A. Giannini	56,000
Nancy J. Ham	5,026
Reid S. Perper	70,000
David S. Utterberg	70,000
Craig W. Moore	88,791
Earl Lewis	14,000
Robert S. Brown	325,664
Thomas F. Shea	161,141
Winifred L. Swan	146,704
Joseph E. Turk, Jr	199,226

(7)	This information is provided by the Sprout Entities, and is as of January 26, 2011. As of January 26, 2011, the Sprout Entities may be deemed to beneficially own an aggregate of 3,246,176 shares of common stock, including 198,826 shares of common stock issuable upon exercise of outstanding warrants held by various Sprout entities. Dr. Chambon is a managing director of New Leaf Venture Partners, L.L.C, or NLV, and is a limited partner of DLJ Associates IX, L.P., DLJ Associates VIII, L.P., and DLJ Associates

VII, L.P. which are general partners of Sprout IX, Sprout VIII and Sprout VII, respectively. NLV has entered into a sub-management agreement with DLJ Capital Corporation, or DLJCC whereby NLV and its principals, including Dr. Chambon, provide DLJCC with investment management services on the various investments held by various Sprout Group venture capital funds, which includes (i) 775,030 shares of Common Stock held directly by Sprout VIII and 73,040 shares of common stock issuable upon exercise of outstanding warrants held directly by Sprout VIII, (ii) 305,315 shares of Common Stock held directly by Sprout VII and 28,774 shares of common stock issuable upon exercise of outstanding warrants held directly by Sprout VII, (iii) 5,303 shares of Common Stock held directly by Sprout CEO and 335 shares of common stock issuable upon exercise of outstanding warrants held directly by Sprout CEO, (iv) 25,902 shares of Common Stock held directly by Plan Investors and 1,635 shares of common stock issuable upon exercise of outstanding warrants held directly by Plan Investors, (v) 69,423 shares of Common Stock held directly by Sprout Venture and 4,384 shares of common stock issuable upon exercise of outstanding warrants held directly by Sprout Venture, (vi) 74,343 shares of Common Stock held directly by ESC II and 4,694 shares of common stock issuable upon exercise of outstanding warrants held directly by ESC II, (vii) 1,819,013 shares of Common Stock held directly by Sprout IX and 81,755 shares of common stock issuable upon exercise of outstanding warrants held directly by Sprout IX, (viii) 8,331 shares of Common Stock held directly by Sprout Entrepreneurs and 326 shares of common stock issuable upon exercise of outstanding warrants held directly by Sprout Entrepreneurs, (ix) 99,298 shares of Common Stock held directly by IX Plan and 3,883 shares of common stock issuable upon exercise of outstanding warrants held directly by IX Plan and (x) 17,554 shares of Common Stock held directly by DLJCC. In addition, 46,664 shares of Common Stock are held directly by Chambon.

(8)	Includes an aggregate of 2,315,933 shares of our common stock which all executive officers and directors have the right to acquire within 60 days after March 18, 2011 upon exercise of outstanding stock options.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors recommends a vote “FOR” the election of each of Dr. Chambon, Messrs. Burbank, Giannini, Lewis, Moore, Perper, and Utterberg, and Ms. Ham.

Our Board of Directors has currently set our authorized number of directors at eight, who serve one year terms, and the Board of Directors is proposing the election of eight members at the annual meeting. On January 20, 2011, Mr. Jonathan T. Silverstein resigned from our Board due to other business and personal commitments. At the time of his resignation, Mr. Silverstein was a member of our Nominating and Corporate Governance Committee. In January 2011, the Nominating and Governance Committee recommended, and the Board elected, Nancy J. Ham, to serve as a director on our Board. Since July 2008, Ms. Ham has been the President, CEO and director of MedVentive, Inc., a leading provider of physician performance management solutions for healthcare delivery networks and payers. In making its recommendation to the Board, the Nominating and Governance Committee considered Ms. Ham’s broad range of expertise in information technology, healthcare, and business. The appointment of Ms. Ham to the Board fills the vacancy created by the resignation of Mr. Silverstein, and maintains the total number of directors on our Board at eight.

The persons named in the enclosed proxy will vote to elect as directors Jeffrey H. Burbank, Dr. Philippe O. Chambon, Daniel A. Giannini, Nancy J. Ham, Earl R. Lewis, Craig W. Moore, Reid S. Perper, and David S. Utterberg, unless you indicate on your proxy that your shares should be withheld from one or more of these nominees. All nominees are currently members of our Board of Directors.

If elected, the nominees will hold office until our Annual Meeting of Stockholders in 2012 and until their successors are duly elected and qualified. Each of the nominees has indicated his or her willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of our common stock represented by proxies may be voted for a substitute nominee designated by our Board of Directors.

Below are the names, ages, principal occupation and business experience for at least the past five years for each member of the Board of Directors, each of whom is a nominee for election at the annual meeting. Information with respect to the number of shares of our common stock beneficially owned by each director, directly or indirectly, as of March 18, 2011 appears above under the heading “Stock Ownership of Certain Beneficial Owners and Management.”

Director Qualifications

In considering whether to recommend any candidate for inclusion in the Board of Directors’ slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee applies the criteria that are set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Our Corporate Governance Guidelines also provide that director nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law and state that the value of diversity on the Board should be considered. We believe that Board membership should reflect diversity in its broadest sense, including persons diverse in geography and background. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each nominee. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities.

The biographies of each of the nominees below contains information regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he/she should serve as a director. We also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated strong business acumen and an ability to exercise sound judgment, as well as a commitment of service to NxStage and our Board. In addition, we value their significant experience on other company boards of directors and board committees. The following paragraphs also provide information as of the date of this proxy statement that each director has given us about his/ her age, all positions he/she holds, his/her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he/she currently serves as a director or has served as a director during the past five years.

Information about the number of shares of common stock beneficially owned by each director appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.” See also “Certain Relationships and Related Transactions.” There are no family relationships among any of the directors and executive officers of NxStage.

Director Nominees

Jeffrey H. Burbank, age 48, has been our President and Chief Executive Officer and a director of NxStage since 1999. Prior to joining NxStage, Mr. Burbank was a founder and the Chief Executive Officer of Vasca, Inc., a medical device company that developed and marketed a blood access device for dialysis patients. He gained significant renal industry experience during his nine years at Gambro, Inc., in the Renal Division, with his last position as Director of Marketing and Advanced Technologies in 1995. Mr. Burbank received his BS in Industrial Engineering from Lehigh University. Mr. Burbank brings entrepreneurial skill, leadership, and technical and medical device experience in the renal dialysis industry to our Board.

Philippe O. Chambon, M.D., Ph.D., age 53, has served as a director of NxStage since 1998, has been Chairman of our Board of Directors since December 2004 and currently serves on our Compensation and Nominating and Corporate Governance Committees. Dr. Chambon is a Managing Director and founder of New Leaf Venture Partners, a spin-off from The Sprout Group, or Sprout. He joined Sprout in May 1995 and became a General Partner in January 1997. He invests broadly in healthcare technology companies. He also is currently on the board of Auxilium Pharmaceuticals, ePocrates, Inc. as well as several private companies. Previously, Dr. Chambon served on the board of PharSight Corporation from 1997 to 2007 and, as Manager in the Healthcare Practice of The Boston Consulting Group from May 1993 to April 1995. From September 1987 to April 1993, he was an executive with Sandoz Pharmaceutical, where he led strategic product development, portfolio management and pre-marketing activities in his capacity as Executive Director of New Product Management. Dr. Chambon did graduate research in molecular immunology at The Pasteur Institute and earned a MD, Ph.D. from the University of Paris. He also has an MBA from Columbia University in New York. Dr. Chambon brings leadership, corporate governance, strategic, capital market and small company build-up experience, within the healthcare technology sector, to our Board.

Daniel A. Giannini, age 61, has served as a director of NxStage since October 2005 and currently serves as chair of our Audit Committee and a member of our Nominating and Corporate Governance Committee. He also serves as a director on several private and non-profit company boards. Mr. Giannini retired in June 2005, after a more than 30-year career as a Certified Public Accountant with PricewaterhouseCoopers LLP. During his last five years at PricewaterhouseCoopers LLP, Mr. Giannini served as an audit partner and led the firm’s Atlanta office’s Technology, Information, Communications and Entertainment practice. Mr. Giannini received a B.S. degree in Business Administration from LaSalle University. Mr. Giannini brings corporate governance, internal control and financial reporting experience to the Board.

Nancy J. Ham, age 50, has served as a director of NxStage since January 2011. Since July 2008, Ms. Ham has been the President, CEO and director of MedVentive, Inc., a leading provider of physician performance management solutions for healthcare delivery networks and payers. From 2005 to 2007 she served as President of Sentillion, Inc. Before joining Sentillion, Ms. Ham served in various executive capacities at ProxyMed, Inc., including President and COO, and Healtheon/WebMD Corporation. Ms. Ham holds a BA in economics from Duke University and a Masters in International Business Studies (MIBS) from the University of South Carolina. Ms Ham brings in-depth healthcare IT industry experience and adds to the Board’s diversity.

Earl R. Lewis, age 67, has served as a director of NxStage since October 2008 and currently serves as a member of our Compensation Committee. Since 2000, Mr. Lewis has been the Chairman, President and CEO of Flir Systems Inc., a manufacturer of thermal imaging and infrared camera systems. Prior to 2000, he served as CEO and President at Thermo Instrument Systems, Inc. He also served Thermo in various executive capacities, including President and Chief Operating Officer, CEO and President of Thermo Optek Corp., and

President of Thermo Jarrell Ash Corp. In addition to serving on the board of Flir Systems, Inc., Mr. Lewis is a member of the Board of Directors of Harvard BioScience and American DG Energy, Inc. Mr. Lewis is a Trustee of Clarkson University and New Hampton School. Mr. Lewis holds a B.S. from Clarkson College of Technology and has attended post-graduate programs at the University of Buffalo, Northeastern University and Harvard University. Mr. Lewis has a professional Director Certification, earned through an extended series of director education programs sponsored by the Corporate Directors Group. Mr. Lewis brings leadership, general management, and large public company operational, financial and corporate experience to our Board.

Craig W. Moore, age 66, has served as a director of NxStage since 2002 and currently serves as chair of our Compensation Committee and a member of our Audit Committee. Mr. Moore is also a member of Board of Directors of ThermoGenesis and serves on their Audit and Compensation Committees. Previously, Mr. Moore served on the board of Biologic System Corp. from 1992 to 2006. From 1986 to 2001, Mr. Moore was Chairman of the Board of Directors and Chief Executive Officer at Everest Healthcare Services Corporation, a provider of dialysis to patients with renal failure. Since 2001, Mr. Moore has acted as a consultant to various companies in the healthcare services industry. From 1986 through 2001, Mr. Moore was President of Continental Health Care, Ltd., an extracorporeal services and supply company, and from 1990 through 2004, he was President of New York Dialysis Management, a dialysis management business. Mr. Moore also serves as a director on several private company boards. Mr. Moore brings leadership, corporate and dialysis services industry experience to our Board.

Reid S. Perper, age 51, has served as a director of NxStage since September 2005 and currently serves as a member of our Audit Committee. Since September 2008, Mr. Perper has been a founder and partner of MCT Advisors LLP, a London based financial advisory firm. From January 2004 to March 2009, Mr. Perper was Managing Director of Healthcare Investment Partners LLC. From November 2000 through June 2003, Mr. Perper was a Managing Director and Co-Head of Europe for CSFB Private Equity. Prior to joining CSFB, Mr. Perper was a Managing Director of DLJ Merchant Banking Partners. Mr. Perper joined Donaldson, Lufkin & Jenrette in 1988. Mr. Perper also served as an investment professional for Caxton Europe Asset Management Ltd. from May 2004 through July 2005. Mr. Perper brings over 20 years of experience in private equity, as well as strategic and capital market experience, particularly within medical devices, healthcare services, pharmaceuticals and biotechnology, to our Board.

David S. Utterberg, age 65, has served as a director of NxStage since 1998. Between 1981 and 2007, Mr. Utterberg served as the Chief Executive Officer, President and sole stockholder of Medisystems Corporation, which was acquired by NxStage, together with certain affiliated entities, on October 1, 2007. Mr. Utterberg presently serves as the Director and Chairman of Lifestream Medical Corporation, (formerly known as DSU Medical Corporation) a private medical device company. Mr. Utterberg is the inventor of over 90 U.S. and foreign patents and other intellectual property in medical technology focused on extracorporeal therapy devices. Mr. Utterberg brings technical and entrepreneurial experience specifically relating to renal care products and the dialysis industry to our Board.

CORPORATE GOVERNANCE

General

Our Board of Directors believes that good corporate governance is important to ensure that NxStage is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct described below are available under the investor information section of our website at www.nxstage.com. Alternatively, you can request a copy of any of these documents by writing to: Investor Relations, NxStage Medical, Inc., 439 South Union Street, 5th Floor, Lawrence, Massachusetts 01843.

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of NxStage and our stockholders. These guidelines, which provide a framework for the conduct of our Board of Directors, include the following provisions:

•	the principal responsibility of our directors is to oversee our management;

•	a majority of the members of our Board of Directors shall be independent directors;

•	independent directors meet periodically in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors; and

•	at least annually our Board of Directors and its committees will seek to conduct a self-evaluation to determine whether they are functioning effectively.

Board Leadership Structure

We separate the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. Separating these positions allows our CEO to focus on the day to day leadership and performance of the Company instead of Board administration. Our CEO is responsible for setting the strategic direction for the Company. The Chairman of our Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board. Our Chairman leads our Board in providing advice to and independent oversight of management. We believe this enhances the independent and objective assessment of risk by our Board.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing risk management. The Board regularly reviews information provided by Company management regarding the Company’s liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of risks relating to financial reporting, internal controls and compliance with legal and regulatory requirements. The Nominating and Corporate Governance Committee oversees the management of risks associated with corporate governance, the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

We do not believe that risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. We believe our approach to goal setting, selection of targets, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. Weighting much of our compensation towards long-term incentive compensation discourages short-term risk taking. Further, the metrics that determine payouts for our executive officers are Company-wide metrics. This is based on our belief that applying Company-wide metrics encourages decision-making that is in the best long-term interests of NxStage and our shareholders as a whole. Finally, the multi-year vesting of our equity awards are intended to properly account for the time horizon of risk. All of our named executive officers currently maintain meaningful stockholdings in the Company. Our insider trading policy prohibits short selling of our Company’s stock or the purchase or sale of puts or calls for speculative purposes. In 2010, our insider trading policy was amended to also prohibit sales of our stock by Company executives, with limited exceptions, except where sales are made pursuant to 10b5-1 plans. Such plans must be approved by an internal approval committee and may not go into effect less than sixty (60) days after the plans are approved and entered into.

Board Determination of Independence

Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that Dr. Chambon and Messrs. Giannini, Lewis, Moore, and Perper and Ms. Ham, each do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a) (2) of the NASDAQ Stock Market Marketplace Rules.

In determining the independence of the directors listed above, our Board considered each of the transactions discussed in “Certain Relationships and Related Transactions” on page 18.

Communicating with the Board of Directors

Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if, and as, appropriate. Dr. Chambon, the Chairman of our Board of Directors, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he or she considers appropriate.

Under procedures approved by a majority of the independent directors, communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of our Board of Directors considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we may in the future receive repetitive or duplicative communications.

Stockholders and interested parties who wish to send communications on any topic to our Board of Directors should address such communications to Board of Directors, c/o Winifred L. Swan, Esq., Senior Vice President and General Counsel, NxStage Medical, Inc., 439 South Union Street, 5th Floor, Lawrence, Massachusetts 01843.

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors, consistent with the criteria approved by our Board of Directors, and recommending the persons to be nominated for election as directors, except where we are legally required by contract to provide third parties with the right to nominate. The process followed by our Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to members of our Board of Directors and others for recommendations, the utilization of director search firms, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and our Board of Directors. This was the process followed by the Board in late 2010 and early 2011, which ultimately led to the selection of Ms. Nancy Ham to our Board. In this search, the Nominating and Corporate Governance Committee engaged the services of The Polachi Group, as an independent director search firm, which identified Ms. Ham to our Board.

In considering whether to recommend any candidate for inclusion in the Board of Directors’ slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee applies the criteria that are set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Our Corporate Governance Guidelines specify that the value of diversity on the Board should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Committee seeks nominees with a broad diversity of experience, professions, skills, viewpoints and backgrounds. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each nominee. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities. The composition of the current board reflects diversity in business and professional experience, skills, and background.

In connection with our acquisition of Medisystems Corporation and certain affiliated entities, we agreed that if Mr. Utterberg is no longer a director of NxStage, our Board of Directors will nominate for election to our Board of Directors any director nominee proposed by Mr. Utterberg, subject to certain conditions.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and, if the stockholder is not a stockholder of record, a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Winifred L. Swan, Senior Vice President and General Counsel, NxStage Medical, Inc., 439 South Union Street, 5th Floor, Lawrence, Massachusetts 01843. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Our stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating and Corporate Governance Committee or our Board of Directors, by following the procedures set forth under the heading “Other Matters — Stockholder Proposals for the 2012 Annual Meeting.”

At the annual meeting, stockholders will be asked to consider the election of Jeffrey H. Burbank, Philippe O. Chambon, Daniel A. Giannini, Nancy J. Ham, Earl R. Lewis, Craig W. Moore, Reid S. Perper, and David S. Utterberg, each of whom is being nominated for election or re-election to our Board of Directors.

Board Meetings and Attendance

Our Board of Directors met 5 times, either in person or by teleconference, during the year ended December 31, 2010, or fiscal 2010. During fiscal 2010, each of our directors attended at least 80% of the number of Board meetings and meetings held by all committees of the Board on which he then served.

Director Attendance at Annual Meeting of Stockholders

Our Corporate Governance Guidelines provide that directors are expected to attend the annual meeting of stockholders. All of our then-serving directors attended the 2010 Annual Meeting of Stockholders, and we expect all of our directors to attend the 2011 annual meeting.

Board Committees

Our Board of Directors has established three standing committees — Audit, Compensation and Nominating and Corporate Governance — each of which operates under a charter that has been approved by our Board of Directors. Current copies of each committee’s charter are posted on the Corporate Governance section of our website, www.nxstage.com.

Our Board of Directors has determined that all of the members of each of our three standing Board committees are independent as defined under NASDAQ rules, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from the firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal controls over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	discussing our risk assessment and risk management policies;

•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules, which is included on page 16 of this proxy statement.

The members of the Audit Committee are Messrs. Giannini (Chair), Moore and Perper. The Board of Directors has determined that each of these members is independent, as that term is defined by applicable NASDAQ and SEC rules and that Mr. Giannini is an “audit committee financial expert” as defined in Item 407(a)(5) of Regulation S-K under the Exchange Act. The Audit Committee met eleven times during fiscal 2010.

Our policies and procedures for the review and approval of related person transactions are summarized on page 20 of this proxy statement.

Compensation Committee

Our Compensation Committee, among other things, provides recommendations to the Board of Directors regarding our compensation programs, and has the following principal duties:

•	annually reviewing and approving, or making recommendations to our Board of Directors, with respect to, the compensation of our Chief Executive Officer, or CEO, and our other executive officers;

•	overseeing an evaluation of our executive officers, including our CEO;

•	overseeing an annual review by the Board of Directors concerning management succession planning;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our Board of Directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 21 of this proxy statement; and

•	preparing the Compensation Committee report required by SEC rules, which is included on page 29 of this proxy statement.

Our Compensation Committee retains the services of third party executive compensation specialists and consultants from time to time, as it sees fit, in connection with the establishment of cash and equity compensation and related policies.

The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation, including the role of executive officers in recommending executive compensation, are described below under the heading “Compensation Discussion and Analysis.”

The members of the Compensation Committee are Messrs. Moore (Chair) and Lewis and Dr. Chambon. The Board of Directors has determined that each of these members is independent, as that term is defined by applicable NASDAQ rules. The Compensation Committee met six times during fiscal 2010.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee has the following principal responsibilities:

•	identifying individuals qualified to become members of our Board of Directors;

•	reviewing and making recommendations to our Board with respect to our Board leadership structure;

•	recommending to our Board of Directors the persons to be nominated for election as directors and to each of the committees;

•	developing and recommending to our Board of Directors corporate governance guidelines; and

•	overseeing an annual evaluation of our Board of Directors.

The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described above under the heading “Director Nomination Process.”

The members of the Nominating and Corporate Governance Committee are currently Mr. Gianini and Dr. Chambon. Until his resignation on January 20, 2011, Mr. Silverstein had served as the Chair of this Committee. The Board of Directors has determined that each of these members is independent, as that term is defined by applicable NASDAQ rules. The Nominating and Corporate Governance Committee met eleven times during fiscal 2010.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. We have posted a copy of the code on our website, www.nxstage.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ Global Select Market listing standards concerning any amendments to, or waivers of, our code.

Audit Committee Report

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of NxStage’s accounting and reporting processes and the audits of NxStage’s consolidated financial statements.

The Audit Committee has reviewed NxStage’s audited financial statements for the fiscal year ended December 31, 2010 and has discussed these financial statements with NxStage’s management and independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, Ernst & Young LLP, NxStage’s independent registered public accounting firm, various communications that NxStage’s independent registered public accounting firm is required to provide to the Audit Committee including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AIPC, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, other standards of the Public Company Accounting Oversight Board, the rules and regulations of the Securities and Exchange Commission, and other applicable regulations.

NxStage’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding NxStage’s independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the Audit Committee its independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to NxStage’s Board of Directors that the audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2010.

By the Audit Committee of the Board of Directors

Daniel A. Giannini (Chair)
Craig W. Moore
Reid S. Perper

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	Fiscal 2010	Fiscal 2009

Audit Fees(1)	$1,097,900	$1,043,000
Audit-related(2)	24,000	22,500
Tax Fees(3)	61,800	74,800
All Other Fees(4)	2,000	5,000

Total Fees	1,185,700	$1,145,300

(1)	The audit fees for fiscal 2010 and fiscal 2009 consisted of fees for the audit of our consolidated financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consisted of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our consolidated financial statements and which are not reported under “Audit Fees”. These fees include the audit of our 401K plan.

(3)	Tax fees consist of fees for tax compliance and tax advice. Tax compliance services, which relate to the preparation of federal and state tax returns, accounted for $57,000 and $67,800 for 2010 and 2009, respectively.

(4)	Other fees for fiscal 2010 and fiscal 2009 consist of fees for using the on-line accounting research tools of Ernst & Young LLP.

All such services were approved by our Audit Committee in accordance with the pre-approval policies and procedures described below.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specific types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. At the time of such pre-approval, the type of services to be provided, and the fees relating to those services, are detailed and also generally subject to a maximum dollar amount.

Before the commencement of any audit, tax or other services, our management obtains an engagement letter from our independent registered public accounting firm that is signed by both our Chief Financial Officer and the Chair of the Audit Committee. Our Chief Financial Officer has the ability, without obtaining prior Audit Committee approval, to engage our independent registered public accounting firm to perform general pre-approved services on projects, up to a maximum of $50,000 annually. The Audit Committee reviews with management all services provided by our independent registered public accounting firm, whether or not the services were pre-approved, and all related fees charged on a quarterly and annual basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Relationship with David Utterberg

David S. Utterberg is a director and significant stockholder of NxStage. On June 4, 2007, we entered into a stock purchase agreement with Mr. Utterberg under which we agreed to purchase from Mr. Utterberg the issued and outstanding shares of Medisystems Corporation and Medisystems Services Corporation, 90% of the issued and outstanding shares of Medisystems Europe S.p.A. (the remaining equity of which is held by Medisystems Corporation) and 0.273% of the issued and outstanding equity participation of Medisystems Mexico s. de R.L. de C.V. (the remaining equity of which is held by Medisystems Corporation), which are collectively referred to as the MDS Entities. We refer to our acquisition of the MDS Entities as the Medisystems Acquisition. The Medisystems Acquisition was completed on October 1, 2007 and, as a result, each of the MDS Entities is a direct or indirect wholly-owned subsidiary of NxStage. In consideration for the Medisystems Acquisition, we issued Mr. Utterberg 6.5 million shares of our common stock, valued at approximately $97.4 million, based on the last sale price of NxStage’s common stock on October 1, 2007.

In connection with the acquisition of Medisystems on October 1, 2007, we also acquired exclusive license rights to a portfolio of patents from Lifestream Medical Corporation (formerly known as DSU Medical Corporation). Lifestream Medical Corporation is wholly-owned by David S.Utterberg. On February 17, 2011, Lifestream Medical Corporation assigned the formerly licensed patents to us, giving us control over the prosecution and maintenance of such patents and the ability to operate under such patents in all fields for any purpose. The assignment agreement does, however, provide that our rights under the patents are qualified by certain sublicenses previously granted to third parties. We have agreed that Mr. Utterberg will retain the right to royalty income under one of these sublicenses.

Additionally, as a condition to the parties’ obligations to consummate the Medisystems Acquisition, Mr. Utterberg and Lifestream Medical Corporation entered into a consulting agreement with us dated October 1, 2007, which we refer to as the consulting agreement. Under the consulting agreement, Mr. Utterberg and Lifestream Medical Corporation provided consulting, advisory and related services to us for a period of two years following the consummation of the Medisystems Acquisition. In addition, under the terms of the consulting agreement, Mr. Utterberg and Lifestream Medical Corporation agreed during the term of the agreement not to compete with NxStage during the term of the consulting agreement in the field defined in the consulting agreement and not to encourage or solicit any of our employees, customers or suppliers to alter their relationship with us. The consulting agreement further provided that (1) Mr. Utterberg and Lifestream Medical Corporation assign to us certain inventions and proprietary rights received by him/it during the term of the agreement and (2) we grant Mr. Utterberg and Lifestream Medical Corporation an exclusive, worldwide, perpetual, royalty-free irrevocable, sublicensable, fully paid license under such assigned inventions and proprietary rights for any purpose outside the inventing field, as defined in the consulting agreement. Under the terms of the consulting agreement, Mr. Utterberg and Lifestream Medical Corporation received an aggregate of $200,000 per year, plus expenses, in full consideration for the services and other obligations provided for under the terms of the consulting agreement. The consulting agreement also required Mr. Utterberg and NxStage to indemnify each other in the event of certain breaches and failures under the agreement and required that any such indemnification liability be satisfied with shares of our common stock, valued at the time of payment. However, we were not required to issue shares for indemnification purposes that in the aggregate would have exceeded 20% of the then outstanding shares of our common stock without first obtaining stockholder approval, and any such shares would not be registered under the Securities Act of 1933, as amended.

We assumed a $2.8 million liability owed to Lifestream Medical Corporation as a result of the acquisition of the MDS Entities. We paid this liability in 2008.

In connection with the Medisystems Acquisition, we agreed that if Mr. Utterberg is no longer a director of NxStage, our Board of Directors will nominate for election to our Board of Directors any director nominee proposed by Mr. Utterberg, subject to certain conditions.

On April 8, 2011, we acquired certain tooling, equipment, machinery and related assets from Lifestream Technology Corporation, a company wholly-owned by David Utterberg, for $110,000, which we estimate to be the fair market value of these assets. We also hired a former employee of Lifestream and agreed that this employee could provide up to 350 hours of consulting services to Lifestream to be spread over a three year period. In addition, we agreed to make all required payments under a lease from Lifestream running through the end of this year for a small amount of office space in Chicago, Illinois, where this employee works and where these assets now reside. In return, Lifestream has agreed to pay us approximately $300,000 between now and the end of the year. In connection with this same transaction, Mr. Utterberg and Lifestream Medical Corporation, a company wholly-owned by David Utterberg, have agreed to assign to us all intellectual property developed by them relating to the field of extracorporeal therapy and renal insufficiency treatments for as long as Mr. Utterberg is a director of NxStage or beneficial owner of more than ten percent (10%) of NxStage common stock. In addition, for no additional consideration, Lifestream Medical Corporation has assigned to us a portfolio of patents that had been exclusively licensed to Medisystems in 2007, enabling us to operate under such patents in all fields for any purpose.

Our Relationship with Jonathan T. Silverstein

Mr. Silverstein, a general partner of OrbiMed Advisors, LLC, (“OrbiMed”), was appointed to our Board on July 23, 2008 in connection with a private placement of shares of our common stock and warrants to purchase shares of our common stock announced on May 23, 2008 (the “Private Placement”). The Private Placement took place in two closings, in which a total of 9,555,556 shares of our common stock, and warrants to purchase 1,911,111 shares of our common stock were issued, with aggregate gross proceeds to us of approximately $43 million.

Funds affiliated with OrbiMed purchased an aggregate of 5,555,556 shares of our common stock and warrants to purchase 1,111,111 shares of our common stock in the first closing of the Private Placement on May 28, 2008. The Securities Purchase Agreement executed in connection with the Private Placement, dated as of May 22, 2008, required that we appoint one individual nominated by OrbiMed to our Board of Directors upon the earlier of the second closing of the Private Placement or 60 days after the first closing of the Private Placement. The appointment of Mr. Silverstein to our Board satisfied this requirement. Mr. Silverstein resigned from our Board effective January 20, 2011.

Our Relationship with the Sprout Entities

In the second closing of the Private Placement, which took place on August 1, 2008, following the special meeting of our stockholders during which the stockholders approved the second closing, an aggregate of 4,000,000 shares of our common stock and warrants to purchase 800,000 shares of our common stock were issued and sold by us and purchased by (a) unaffiliated investors and (b) investors who are our affiliates, including one investor, the Sprout Entities, who is affiliated with Dr. Chambon, a member of our Board of Directors. The Sprout Entities purchased 1,022,221 shares of our common stock and warrants to purchase

204,546 shares of our common stock in the Private Placement. Other than the different closing dates and the stockholder approval requirement for the second closing, all other terms of the private placement are identical in the two closings.

Policies and Procedures Regarding Review, Approval and Ratification of Related Person Transactions

Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Any related person transactions that are ongoing in nature will be reviewed annually.

Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 1% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 2% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis describes the material elements of our executive compensation program for 2010 and explains how the Compensation Committee of our Board of Directors made its compensation decisions for our named executive officers for 2010. These named executive officers are identified in the Summary Compensation Table that immediately follows this discussion and consist of our Chief Executive Officer, Mr. Jeffrey H. Burbank; our Chief Financial Officer, Mr. Robert S. Brown, and our three other most highly compensated executive officers, Mr. Joseph E. Turk, President of North America; Ms. Winifred L. Swan, Senior Vice President and General Counsel; and, Mr. Thomas F. Shea, Senior Vice President, Operations.

Executive Summary

Overview of 2010 Compensation.  Executive compensation levels and programs for our named executive officers in 2010 were set and structured to retain, incent and reward executives, while also adhering to our priority to conserve cash. Total compensation for our named executive officers in 2010, like 2009, continued to be focused heavily on performance-based compensation and the use of equity to encourage long-term shareholder value and conserve cash. In order to establish a strong link between executive pay and corporate performance, the Compensation Committee chose to continue to put a significant percentage of our named executive officers’ 2010 compensation at risk under our Corporate Bonus and Performance Share Plans. The metrics of both plans were the same and were chosen to build long-term shareholder value by linking to future revenue growth and cash consumption. To further conserve cash, the Corporate Bonus Plan for 2010 was structured to allow for the payment of awards in the form of common stock at the Compensation Committee’s option.

We had a very strong year in 2010, and performance exceeded the corporate goals under the Corporate Bonus and Performance Share Plans established by the Compensation Committee in the beginning of 2010. We reported record revenues of $179.2 million in 2010, representing 21% growth over 2009, in excess of our target goal of $171 million under the plans set in early 2010. In addition, our cash usage, for purposes of determining the level of performance under the plans, was $2.5 million, which exceeded our cash consumption target of $10 million. As a result of this performance and pursuant to the terms of our Corporate Bonus and Performance Share Plans, bonus and performance share awards were paid in the form of common stock and restricted stock, respectively, at above-target levels to our named executive officers in March 2011 based on 2010 corporate performance.

2010 Financial Highlights.  In addition to exceeding the target metrics of the Corporate Bonus and Performance Share Plans, we succeeded in making significant progress across the business, most notably within the home market. We grew revenues within the home market by 35% in 2010 compared to 2009, with the significant majority resulting from an increase in the number of patients prescribed to use and centers offering our home hemodialysis product, the NxStage System Onetm. We also continued to improve gross margin from 25% during 2009 to 32% during 2010. We also improved our balance sheet with a $73.4 million equity offering in November 2010, released additional positive data from our FREEDOM study throughout the year, and expanded our international footprint to include the Netherlands, Scandinavia and Italy. Short and long-term incentive awards paid to our named executive officers for 2010 performance recognize this strong corporate performance for 2010.

2011 Compensation Structure.  Executive compensation for 2011 has been similarly structured to encourage and reward performance. 2011 salaries and target bonus percentages for our named executive officers remain unchanged from 2010, with exception of Mr. Turk’s base salary which was increased in connection with his promotion to President, North America on December 15, 2010. Our Bonus and Performance Share Plans for 2011 continue to put a significant percentage of executive pay at risk, and failure to achieve Threshold results will significantly reduce total compensation for our named executive officers from 2010 levels. We believe our “pay for performance” philosophy attracts, retains and motivates our named executive officers to be fully aligned with the interests of our stockholders and our objectives, and helps us to meet our goals.

Our Executive Compensation Philosophy and Objectives

We believe that the total compensation of our named executive officers should support the following objectives:

•	to attract, retain and reward executives who can help us to achieve our business objectives;

•	promote the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable performance goals; and

•	align executives’ long-term incentives with the interests of our stockholders.

To achieve these objectives, the Compensation Committee evaluates our executive compensation program with the goal of setting target total compensation at levels the Committee believes are competitive with those of other companies that compete with us for executive talent in our industry and our region. In order to better align the interests of our executives with stockholders, approximately half of our named executives’ target total direct compensation is put at risk, dependent upon the achievement of key strategic, financial and operational goals. Achievement of these goals is rewarded through annual incentive bonuses, intended to pay for the achievement of short-term performance goals, and long-term equity incentives, intended to both retain executives and allow them to participate in the longer-term success of NxStage as reflected in stock price appreciation. We believe our emphasis on performance-based equity incentive compensation aligns our executives with appropriate business risk and the long-term interests of our stockholders, preserves cash, and provides true “pay for performance” by putting a significant portion of our executives’ pay “at risk” and directly linking the realized value of the awards to the Company’s stock price and performance relative to our peers.

How Executive Compensation is Determined

Our Compensation Committee has primary responsibility for reviewing, setting and approving the compensation of our named executive officers. Information about our Compensation Committee and its composition and responsibilities can be found on page 15 of this proxy statement, under the heading “Compensation Committee.” In fulfilling this responsibility, the Compensation Committee relies on three key elements: market referencing, performance considerations and CEO and Compensation Committee judgment.

Role of Compensation Consultant.  From time to time, the Compensation Committee engages the services of one or more independent consulting firms to assist in the Committee’s evaluation of executive compensation. In 2009 and 2010, the Compensation Committee engaged the services of Radford, an Aon Hewitt consulting company, or Radford. Radford reports directly to the Compensation Committee and provides the Compensation Committee with design alternatives for compensation programs and with data regarding the compensation of executive officers at peer companies in order to assist the Compensation Committee in its determination of whether the overall compensation packages for each of our named executive officers are competitive.

In late 2009 and 2010, working with the Compensation Committee, Radford (a) helped to define the group of companies that should be included in our peer compensation group, or Peer Group, (b) provided market data on executive compensation, and compared our executive compensation to the Peer Group, and (c) analyzed and made recommendations regarding all aspects of executive compensation, including base and short- and long-term incentive awards. Representatives of Radford attended several Compensation Committee meetings in 2009 and 2010.

Market Referencing Against a Peer Group.  We base our compensation decisions partly on relevant market information, by comparing our executive target total compensation to compensation paid to employees in comparable roles at peer companies, which we refer to as our Peer Group. Our Peer Group consists of national and regional health care companies that we believe are generally comparable to NxStage in terms of organizational structure, size and stage of development, and against which we believe we compete for executive talent.

To help establish our Peer Group, we relied on Radford to identify publicly traded companies in the medical device and equipment industry between 1/3 and 3 times the size of NxStage, based on number of employees, revenue, revenue growth and market value. Working with our Compensation Committee, Radford then evaluated each such company based on products and business strategy and selected for inclusion in our Peer Group those companies that were most comparable to NxStage based on product focus, business strategy, developmental stage, and financial profile.

Applying this methodology, the Compensation Committee approved the following list of peer companies, which were used in making 2010 executive compensation determinations:

Abiomed, Inc.	Align Technology, Inc.
AngioDynamics Incorporated	Atrion Corporation
Cantel Medical Corp.	CardioNet, Inc.
Cyberonics Inc.	HealthTronics, Inc.
ICU Medical, Inc.	I-Flow Corporation
Merit Medical Systems, Inc.	Micrus Endovascular
Natus Medical Inc.	Nuvasive, Inc.
RTI Biologics, Inc.	SonoSite, Inc.
Symmetry Medical Inc.	Thoratec Corporation
Volcano Corporation	Zoll Medical Corp.

The Peer Group used to establish 2010 compensation is somewhat different from the Peer Group used in 2009. Seven companies were removed due to no longer being comparable in revenue and market value. Datascope Corp., Vital Signs Inc., and Vnus Medical Technologies, Inc. were removed due to a merger or acquisition, which increased their size, revenue and/or market capitalization beyond the factors we defined for inclusion in our Peer Group. Aspect Medical Systems, Cardiac Science, Cutera Inc., and Sonic Innovations, Inc. were removed due to slower revenue growth and/or a market capitalization significantly below other companies in our Peer Group during 2009. FoxHollow Technologies, Inc. was removed due to acquisition during 2009. Seven companies were added that more closely align with our size, industry and market valuation. The new companies are: Abiomed, Inc., Atrion Corporation, Health Tronics, Inc., Natus Medical Inc., RTI Biologics, Inc., Symmetry Medical Inc., and Zoll Medical Corp.

In addition to our Peer Group data, Radford provided the Compensation Committee in late 2009 and 2010 with broader survey data from the Radford Global Life Science Survey as well as SIRS Life Sciences Survey for use in 2010 compensation decisions. Our Human Resources Department works with Radford to match Company positions against survey positions and to compile the compensation data for each named executive officer. Our Human Resources Department does not direct or oversee the activities of Radford.

Our philosophy is that base salaries should be targeted at the 50th percentile, and that target total compensation for executives should be between the 50th and 75th percentile of our Peer Group. These target percentiles are intended to enable us to attract and retain top level talent while maintaining our overall objective of strongly linking executive compensation to company performance. These are overall guidelines, and variations to these general targets may occur as dictated by the performance and experience level of the individual, the importance of the executive’s position to NxStage and the difficulty of replacing the individual, the performance of NxStage, and other financial and market factors. Historically, the compensation of our named executive officers has generally been set consistent with these overall guidelines, with the exception of our CEO’s compensation, which because of the weighting toward long-term equity incentives, has historically been set at target compensation levels to be below the 50th percentile for base salary and target total cash compensation when compared to our Peer Group. Our CEO’s compensation continues to be heavily weighted towards long-term equity incentives to further align his interests with those of our stockholders and to preserve cash.

Performance Considerations.  In addition to considering market rates for executive compensation, we award our executives compensation based on their performance as a team in achieving our business objectives, as well as their individual performance. To assist our evaluation of executive performance, we conduct an annual performance review. The performance review process is designed to guide performance discussions, establish performance objectives and communicate annual achievements. Our CEO conducts each named executive officer’s performance review, in consultation with the Audit Committee for the Chief Financial Officer, and the Compensation Committee conducts the performance review for the CEO.

CEO and Compensation Committee Judgment.  Our total compensation program operates not only based on the application of market referencing and corporate and individual performance considerations, but also through the application of CEO and Compensation Committee judgment. We do not employ a purely formulaic approach to any of our compensation plans. There are guidelines in place, but there are also individual performance factors and executive retention considerations that permit our Compensation Committee discretion to increase or decrease cash and equity awards based on those considerations.

In addition, while the Compensation Committee is solely responsible for setting the targets and approving the awards, the Compensation Committee relies on the judgment of the CEO to evaluate the actual performance of each named executive officer (other than the CEO) and recommend appropriate salary and incentive awards including, where appropriate, adjustments to reflect individual performance. The CEO participates in Compensation Committee meetings, at the request of the Committee, in order to provide background information and explanations supporting his recommendations. The CEO is not present during any portion of Compensation Committee meetings at which his compensation is established.

Components of our Executive Compensation Program and 2010 Executive Compensation

Overview of Compensation.  Our executive compensation program consists of fixed compensation elements, such as base salary and benefits, and variable performance-based elements, such as annual and long-term incentives. Our fixed compensation elements are designed to provide a stable source of income and financial security to our executives. Our variable performance-based compensation elements are designed to reward performance at two levels: actual corporate performance compared to annual business goals, and corporate performance in terms of long-term shareholder value creation. Through these performance incentive awards, we reward the achievement of short-term goals, such as annual growth in revenues and reductions in operating expenses (measured by cash consumption), and long-term goals, such as business growth and stock price appreciation.

We compensate our executives primarily through base salary, performance-based annual short-term incentive bonuses and performance based long-term incentive equity awards and time-based long-term incentive equity awards. We believe this three-part compensation approach enables us to remain competitive with our industry peers and Peer Group while ensuring that executives are appropriately incentivized to deliver short-term results while at the same time creating long-term shareholder value.

Base Salary

When establishing base salaries, the Compensation Committee considers compensation in the Peer Group, other available compensation survey data, as well as a variety of other factors, including the individual’s experience and skill set, the level of the individual’s responsibility, the individual’s performance, prevailing economic conditions and internal pay equity. Our Compensation Committee reviews base salaries at least annually and adjusts them from time to time to realign salaries with market levels after taking into account the factors identified above.

In March 2010, the Compensation Committee adjusted our named executive officers’ base salaries earned in 2009 by the percentages indicated in the chart below.

Name	Adjusted Salary	Percentage Increase

Jeffrey H. Burbank	$396,000	20%
Robert S. Brown	$268,000	7%
Winifred L. Swan	$268,000	3%
Joseph E. Turk	$268,000	3%
Thomas F. Shea	$225,000	10%

These adjustments to base salaries were the first adjustments made in more than three years for all of our named executive officers. With the exception of Mr. Burbank, all adjustments to base salaries were intended to bring the named executive officer’s base salary closer to the 50th percentile level within the Peer Group. While Mr. Burbank’s salary was adjusted, it remained more than 10% below the 50th percentile level of our Peer Group. For 2010, the Compensation Committee elected to continue to weight our CEO’s compensation more heavily towards long-term equity incentives, thereby further aligning his interests with those of our stockholders and preserving cash. These increases in base salaries were effective April 30, 2010.

The Compensation Committee decided not to increase base salaries for any of our named executive officers for 2011, with exception of Mr. Turk’s base salary, which was increased in connection with his promotion to President, North America on December 15, 2010.

The salaries earned for 2010 by our named executive officers are shown in the Summary Compensation Table on page 30 of this proxy statement.

Annual Short-Term Incentive Awards

We have an annual short-term incentive plan for our executives that we refer to as our Corporate Bonus Plan. Annual short-term incentives are intended to compensate for the achievement of corporate performance objectives in addition to individual performance. Amounts payable under the Corporate Bonus Plan are calculated as a percentage of the applicable executive’s base salary, with higher level executives typically being compensated at a higher percentage of base salary. Each year, the Compensation Committee works with the CEO to develop corporate goals that the Committee and the CEO believe can be reasonably achieved with hard work over the next year. The Compensation Committee approves each year’s plan and metrics to ensure an accelerated and ongoing degree of difficulty commensurate with our short and long-term business plan. Short term incentive awards are typically paid in the first quarter of the following fiscal year.

The Compensation Committee set revenue growth and reduced cash consumption goals as the two metrics for the Corporate Bonus Plan for 2010, weighted in equal importance. The Compensation Committee considered these to be important factors in how investors generally gauged and valued our corporate performance. The Committee also saw these factors as important to our long-term business success. Therefore, the Compensation Committee considered these to be appropriate measures to encourage our executives to achieve superior financial performance for the Company with the goal of generating shareholder value. Additionally, the Compensation Committee determined that the equal weighting of each metric was appropriate because it emphasized the equal importance of the Company’s top performance priorities. For 2010, the Plan allowed for the payment of bonus awards in either cash or shares of the Company’s common stock, at the discretion of the Compensation Committee.

Under the 2010 Corporate Bonus Plan, our named executive officers had the opportunity to earn awards that ranged from a Threshold award level to an Outstanding award level, depending upon whether established Threshold, Target, Stretch or Outstanding performance levels had been achieved with respect to the performance metrics. If Threshold performance levels were not achieved under the Bonus Plan, no award would be made. Under the Plan’s structure for 2010, Threshold awards were equivalent to 25% of the Target awards, Stretch awards were equivalent to 150% of the Target awards and Outstanding awards were equivalent to 200% of the Target awards. Stretch and Outstanding award levels were set to offer a greater earnings potential for superior corporate financial performance, which is in line with our heavily weighted at risk pay philosophy for executives.

The following table details the Threshold, Target, Stretch and Outstanding award levels for each of our named executive officers, each as a percentage of salary.

2010 Target Bonus Awards (as % of 2010 Base Salary)

Name	Threshold	Target	Stretch	Outstanding

Jeffrey H. Burbank	18.75%	75.00%	112.50%	150.00%
Robert S. Brown	10.00%	40.00%	60.00%	80.00%
Thomas F. Shea	8.75%	35.00%	52.50%	70.00%
Winifred L. Swan	8.75%	35.00%	52.50%	70.00%
Joseph E. Turk	12.50%	50.00%	75.00%	100.00%

The following company-wide Threshold, Target, Stretch and Outstanding performance metrics were established and approved by the Compensation Committee in March 2010 for the 2010 Corporate Bonus Plan:

Weighting/Metric	Threshold	Target	Stretch	Outstanding

50%/Revenue	$164mm	$171mm	$178mm	$185mm
50%/Cash Consumption	$14mm	$10mm	$6mm	$2mm

Based on its evaluation that the Company achieved the performance criteria for the 2010 Corporate Bonus Plan between the Stretch and Outstanding levels, the Compensation Committee set the maximum bonus award for each of our named executive officers at 176% of Target bonus levels. At the recommendation of Mr. Burbank, our executives’ awards under the Plan were paid out between 80% and 95% of these amounts, reflecting his subjective assessment of each executive’s performance. The Compensation Committee also set Mr. Burbank’s Bonus Plan award at 90%, which reflected the average of his direct reports’ awards.

Reflective of our desire to conserve cash, the Compensation Committee elected to pay the full bonus award to our named executives in unrestricted common stock that was fully vested upon award. These amounts are shown in the following table:

		Value of 2010	2010
		STI Award	STI Award
		Paid in	Paid in
		Shares of	Shares of
Name	Title	Common Stock ($)	Common Stock(1)

Jeffrey H. Burbank	Chief Executive Officer	470,983	21,515
Robert S. Brown	Senior Vice President & Chief Financial Officer	169,998	7,766
Thomas F. Shea	Senior Vice President, Operations	110,586	5,051
Winifred L. Swan	Senior Vice President & General Counsel	148,748	6,795
Joseph E. Turk	President, North America	224,309	10,247

(1)	In March 2011, the Compensation Committee awarded the 2010 Corporate Bonus Plan awards set forth in the table above in the form of unrestricted shares of Company’s common stock to each of our named executive officers. The number of shares to be awarded was determined by dividing the approved 2010 Corporate Bonus Plan award by the closing price of the Company’s common stock of $21.89 as of March 8, 2011, the date the Compensation Committee approved the awards.

Long-Term Incentives

Equity awards provide the primary vehicle for offering long-term performance-based incentives to our executives. We believe that equity awards that provide our executives with a strong link to our long-term performance create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the time-based vesting feature of our equity awards are intended to further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period. In determining the size of equity awards to our executives, our Compensation Committee considers long-term equity compensation to officers in our Peer Group, targeted total compensation for executives in our Peer Group, the applicable executive’s performance, the amount of equity previously awarded to the executive, retention considerations, the vesting of such awards and the recommendations of our CEO. All grants of equity to our executives are approved by the Compensation Committee.

The Compensation Committee generally relies upon two key vehicles to deliver long-term performance-based compensation to executives: annual grants pursuant to the Company’s Performance Share Plan and annual stock option grants. In 2010, the Compensation Committee also made a one-time award of restricted stock to certain named executive officers discussed further below.

Long-term equity awards for our named executive officers, including the performance share awards and options, are generally established with the intent to deliver targeted total compensation between the market 50th and 75th percentile within our Peer Group. The Compensation Committee determines target performance share awards based on a total value delivery model, calculated by dividing the targeted intended value delivery by the current market share price of our common stock. As a result of this approach, the number of shares to be awarded in 2010 under the Performance Share Plan at each of the four performance levels (Threshold, Target, Stretch and Outstanding) was reduced from 2009 levels given the increase in the Company’s stock price between March 2009 and March 2010. The Compensation Committee also determines stock option award levels based on an intended value delivery model, with value delivery calculated using a Black-Scholes methodology. This methodology is dependent upon current market price, and market price changes can change the total number of stock options granted. Because the restricted stock used for the Performance Share Plan has a built-in value at the time of grant, we generally grant significantly fewer shares of restricted stock than the number of stock options we would grant for a similar purpose.

Annual Performance Share Award — Performance Share Plan

The Compensation Committee approved the structure of the 2010 awards under the Performance Share Plan in March 2010. Under this Plan, executives were eligible to receive a predetermined number of shares of restricted stock units based upon the satisfaction of established performance metrics for 2010. The Performance Share Plan is structured so that awards effectively vest in full over three years, but only if the Compensation Committee determines that predetermined performance metrics were achieved for 2010. The metrics for the Performance Share Plan in 2010 were the same as those of our 2010 Corporate Bonus Plan. In addition, similar to the Corporate Bonus Plan, if Threshold performance levels were not achieved under the 2010 Performance Share Plan, no award would be made.

The following table represents the range of potential awards that could be earned pursuant to the 2010 Performance Share Plan.

	Targeted Estimated Future Payouts
	Under 2010 Performance Share Plan
Name	Threshold	Target	Stretch	Outstanding

Jeffrey H. Burbank	30,450	60,900	91,350	121,800
Robert S. Brown	10,200	20,400	30,600	40,800
Thomas F. Shea	7,950	15,900	23,850	31,800
Winifred L. Swan	10,200	20,400	30,600	40,800
Joseph E. Turk	10,200	20,400	30,600	40,800

On March 8, 2011, the Compensation Committee awarded restricted stock units to our named executive officers based on its determination that we achieved the performance criteria within the 2010 Performance Share Plan between the Stretch and Outstanding performance levels. The restricted stock units vested one-third on March 8, 2011, with the balance vesting in two equal installments on December 31, 2011 and December 31, 2012. The following table represents the total shares awarded pursuant to the 2010 Performance Share Plan.

		2010 Performance
		Share Award
		Vesting Over the
		Three-Year
		Payment and
Name	Title	Vesting Period

Jeffrey H. Burbank	Chief Executive Officer	107,306
Robert S. Brown	Senior Vice President & Chief Financial Officer	35,945
Thomas F. Shea	Senior Vice President, Operations	28,016
Winifred L. Swan	Senior Vice President & General Counsel	35,945
Joseph E. Turk	President, North America	35,945

Stock Option Awards

The Compensation Committee also approved the following stock option awards for our named executives on March 3, 2010.

2010 Stock
Option Awards
Vesting Over
Name	Four Years(1)

Jeffrey H. Burbank	123,900
Robert S. Brown	44,400
Thomas F. Shea	34,200
Winifred L. Swan	44,400
Joseph E. Turk	44,400

(1)	The amounts in the 2010 Stock Option Awards Vesting Over Four Years column reflect the number of options granted on March 3, 2010 to each of our named executive officers for the purchase of shares of common stock at an exercise price equal to $9.96, the closing price of our common stock on March 3, 2010. These options vest in equal monthly installments over the 48 months following the date of grant.

The number of stock options granted to our named executive officers, and the value of those grants determined in accordance with ASC 718, are shown in the Grants of Plan Based Awards at Fiscal Year-End 2010 table on page 31 of this proxy statement.

2010 Special Restricted Stock Award

On March 3, 2010, the Compensation Committee granted special restricted stock awards to Messrs. Burbank, Brown and Turk, in the amounts of 30,120, 15,060 and 10,040 shares, respectively. These grants of restricted stock vest over three years in equal annual installments, with the first installment vesting on March 3, 2011. These awards were approved by the Compensation Committee to bring these three named executive officers’ targeted total compensation to levels consistent with the 75th percentile within our Peer Group while conserving cash.

Elements of Indirect Pay

In addition to the direct pay elements described above, we also provide our executives with indirect pay in the form of benefits. We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We match 100% of the first 3%, and 50% of the next 2%, of the employee’s compensation contributed to the 401(k) plan, subject to then-current Internal Revenue Service limits on the amount that may be contributed by employees to such plans. All of our named executive officers participate in our 401(k) plan and receive matching contributions according to this formula.

Severance and Change-of-Control Benefits

Pursuant to employment agreements we have entered into with each of our named executive officers and our 2005 Stock Incentive Plan, our executives are entitled to specified benefits in the event of the termination of their employment under certain circumstances, including termination following a change of control of our company. We do not consider specific amounts payable under these arrangements when establishing annual compensation. Instead, the purpose of these benefits is to ensure that we remain competitive in attracting and retaining executives within our industry and our Peer Group and that we retain our key executives during a potentially critical time in the event of a change of control of NxStage. After reviewing the practices of companies represented in our Peer Group, we believe that our severance and change of control benefits are generally in line with severance packages offered to executives in the Peer Group.

We have structured our named executive officer’s change-of-control benefits as “double trigger” benefits. In other words, the change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated without cause or the executive resigns for good reason during a specified period after the change of control. We believe a “double trigger” benefit maximizes shareholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing them appropriate incentives to cooperate in negotiating any change of control in which they believe they may lose their jobs.

We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “Potential Payments Upon Termination or Change of Control” below.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our CEO and to each other officer (other than the Chief Financial Officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among our most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section of this proxy statement entitled “Compensation Committee Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that such section be included in this proxy statement and incorporated by reference in NxStage Medical Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

By the Compensation Committee of the Board of Directors

Craig W. Moore (Chair)
Philippe O. Chambon
Earl R. Lewis

Executive Compensation

The following table sets forth information regarding compensation earned during fiscal 2010, 2009, and 2008 by our Chief Executive Officer, our Chief Financial Officer, and each of our three other most highly compensated executive officers for 2010. We refer to these executive officers as our “named executive officers” elsewhere in this proxy statement.

SUMMARY COMPENSATION TABLE

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position(1)	Year	$	($)(2)	($)(3)	($)(4)	($)(5)	($)

Jeffrey H. Burbank	2010	376,750	906,564	667,016	470,983	13,065	2,434,378
Chief Executive	2009	330,000	214,165	235,410	167,970	12,745	960,290
Officer and Director	2008	330,000		520,380	—	12,145	862,525
Robert S. Brown	2010	262,750	353,184	239,027	169,998	9,800	1,034,759
Senior Vice President and	2009	250,000	71,740	84,360	89,075	9,800	504,975
Chief Financial Officer	2008	250,000		186,480	—	8,938	445,418
Thomas F. Shea	2010	219,167	158,364	184,116	110,586	9,800	682,033
Senior Vice President, Operations
Winifred L. Swan	2010	265,667	203,184	239,027	148,748	9,800	866,426
Senior Vice President,	2009	260,000	71,740	84,360	92,638	9,800	518,538
General Counsel and Secretary	2008	260,000		186,480	—	9,200	455,680
Joseph E. Turk	2010	265,667	303,184	239,027	224,309	9,800	1,041,987
President, North America	2009	260,000	71,740	84,360	119,106	9,800	545,006
	2008	260,000		186,480	—	7,800	454,280

(1)	The titles noted in the table are each officer’s respective title as of December 31, 2010. Mr. Turk became President, North America on December 15, 2010.

(2)	The amounts in the Stock Awards column reflect the grant date fair value of restricted stock awards granted pursuant to our Performance Share Plan, in accordance with ASC 718, which assumed achievement at the Target level. The grant date fair value of the 2010 awards pursuant to the Performance Share Plan assuming achievement at the Outstanding level would have been $1,213,128, $406,368, $316,728, $406,368, and $406,368 for Mr. Burbank, Mr. Brown, Mr. Shea, Ms. Swan and Mr. Turk, respectively. For 2010 performance under the Performance Share Plan, Mr. Burbank, Mr. Brown, Mr. Shea, Ms. Swan and Mr. Turk were issued 107,306, 35,945, 28,016, 35,945, and 35,945 shares of restricted stock, respectively, on March 8, 2011 by the Compensation Committee, one-third of which vested on March 8, 2011, one-third of which will vest on December 31,2011 and one-third of which will vest on December 31, 2012. In addition, for Messrs. Burbank, Brown and Turk, the amounts for 2010 also reflect the grant date fair value of special restricted stock awards issued on March 3, 2010 in the amounts of 30,120, 15,060 and 10,040 shares, respectively. Grants of these special restricted awards vest over three years in equal annual installments, with the first installment vesting on March 3, 2011. All of the aforementioned awards are discussed in further detail above under “Compensation Discussion and Analysis.”

(3)	The amounts in the Option Awards column reflect the grant date fair value of stock options granted for the fiscal years ended December 31, 2010, 2009, and 2008, in accordance with ASC 718. Because the value of stock options is dependent on the future market price of our common stock there can be no assurance that the amounts reported above will ever be realized by our executives. The assumptions we used to calculate these amounts are included in footnote 13 to our audited financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K filed with the SEC on February 18, 2011.

(4)	The amounts in the Non-Equity Incentive Plan Compensation column reflect amounts earned pursuant to our Corporate Bonus Plan. Bonus Awards for 2010 reflect performance between the Stretch and Outstanding combined performance criteria under the Plan, and awards for 2009 reflect performance for Stretch performance criteria, and both were awarded in the form of our common stock to executives. Mr. Burbank, Mr. Brown, Mr. Shea, Ms. Swan, and Mr. Turk received 21,515, 7,766, 5,051, 6,795 and 10,247 shares of our common stock, respectively, under our Corporate Bonus Plan for 2010. Mr. Burbank, Mr. Brown. Mr. Shea, Ms. Swan, and Mr. Turk received 20,116, 10,667, 7,497, 11,094, and 14,264 shares of our common stock, respectively, under our Corporate Bonus Plan for 2009. These awards are discussed in further detail above under “Compensation Discussion and Analysis.”

(5)	For fiscal 2010, amounts reported under the All Other Compensation column consist of 401(k) contributions, and, in the case of Mr. Burbank, a life insurance premium of $865 and a telephone stipend of $2,400.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR-END 2010

The following table sets forth information concerning each grant of an award made to a named executive officer during fiscal 2010 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received. For a narrative description of material factors helpful for an understanding of the information in the table below, see the Compensation Discussion and Analysis beginning on page 21 of this proxy.

		Targeted				Targeted				All Other Option Awards:
		Estimated				Estimated				All Other
		Future Payments				Future Payments				Stock Awards:				Grant Date
		Under Non-Equity				Under Equity				Number of	Number of		Exercise	Fair Value
		Incentive Plan				Incentive Plan				Shares	Securities		Price of	of Stock and
		Awards				Awards				of Stock	Underlying		Options	Option
	Grant	($)(2)				(#)(3)				or Units	Options		Awards	Awards
Name	Date(1)	Threshold	Target	Stretch	Outstanding	Threshold	Target	Stretch	Outstanding	(#)	(#)		($)	($)(4)

Jeffrey H. Burbank	3/3/2010					30,450	60,900	91,350	121,800					606,564
	3/3/2010										123,900	(5)	9.96	667,016
	3/3/2010									30,120				299,995
		74,250	297,000	445,500	594,000
Robert S. Brown	3/3/2010					10,200	20,400	30,600	40,800					203,184
	3/3/2010										44,400	(5)	9.96	239,027
	3/3/2010									15,060				149,998
		26,800	107,200	160,800	214,400
Thomas F. Shea	3/3/2010					7,950	15,900	23,850	31,800					158,364
	3/3/2010										34,200	(5)	9.96	184,116
		19,688	78,750	118,125	157,500
Winifred L. Swan	3/3/2010					10,200	20,400	30,600	40,800					203,184
	3/3/2010										44,400	(5)	9.96	239,027
		23,450	93,800	140,700	187,600
Joseph E. Turk	3/3/2010					10,200	20,400	30,600	40,800					203,184
	3/3/2010										44,400	(5)	9.96	239,027
	3/3/2010									10,040				99,998
		33,500	134,000	201,000	268,000

(1)	Reflects the date upon which options and special restricted stock awards were granted to our named executive officers as well as the date upon which the Compensation Committee approved the Corporate Bonus and Performance Share Plans for 2010. Awards under both of these plans were issued on March 8, 2011. These awards are discussed in further detail above under “Compensation Discussion and Analysis.”

(2)	Reflects the Threshold, Target, Stretch, and Outstanding award amounts possible under our 2010 Corporate Bonus Plan. Actual awards earned pursuant to our Corporate Bonus Plan for 2010 on the basis of the achievement of certain revenue and cash consumption targets were awarded in the form of shares of our common stock at the discretion of our Compensation Committee. As such, Mr. Burbank, Mr. Brown. Mr. Shea, Ms. Swan, and Mr. Turk received 21,515, 7,766, 5,051, 6,795, and 10,247 shares of our common stock, respectively, under our Corporate Bonus Plan for 2010 on March 8, 2011.

(3)	Reflects the Threshold, Target, Stretch and Outstanding award amounts possible under our Performance Share Plan for 2010. Actual awards earned pursuant to our Performance Share Plan for 2010 on the basis of the achievement of certain revenue and cash consumption targets reflect performance between the Stretch and Outstanding combined performance criteria under the Plan and were awarded in the form of restricted stock. As such, Mr. Burbank, Mr. Brown. Mr. Shea, Ms. Swan, and Mr. Turk and were issued 107,306, 35,945, 28,016, 35,945, and 35,945 shares of restricted stock, respectively, under our 2010

Performance Share Plan on March 8, 2011. Performance Share Awards for 2010 vest in equal installments on March 8, 2011, and on December 31, 2011 and 2012.

(4)	The amount reported under Grant Date Fair Value of Stock and Option Awards is computed in accordance with ASC 718 and represents the grant date fair value of each option, each award of restricted stock and the target estimated future payout under the equity incentive plan.

(5)	The shares of common stock underlying the option vest in equal monthly installments over the 48 months following March 3, 2010.

Information Relating to Equity Awards and Holdings

The following table sets forth information concerning restricted stock that has not vested, stock options that have not been exercised and performance share plan awards for each of the named executive officers outstanding as of December 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2010

	Option Awards					Stock Awards
	Number of		Number of
	Securities		Securities
	Underlying		Underlying			Number of		Market
	Unexercised		Unexercised	Option		Shares That		Value of Shares
	Options		Options	Exercise	Option	Have Not		That Have
	Exercisable		Unexercisable	Price	Expiration	Vested		Not Vested
Name	(#)		(#)	($)	Date	(#)		($)(1)

Jeffrey H. Burbank	54,840	(2)		3.76	08/22/2011
	36,560	(2)		4.10	03/07/2012
	36,560	(2)		4.10	02/04/2013
	141,966	(7)	64,534	4.54	03/26/2015
	44,603	(2)		5.47	02/13/2014
	73,120	(2)		6.84	01/20/2015
	146,240	(3)		8.55	09/15/2012
	89,998	(6)	30,002	14.44	12/07/2014
	120,389	(8)	86,111	2.11	03/04/2016
	23,230	(9)	100,670	9.96	03/02/2017
						30,120	(11)	749,386
						66,609	(12)	1,657,232
						107,306	(13)	2,669,773
Robert S. Brown	46,874	(7)	23,126	4.54	03/26/2015
	190,000	(4)		8.92	11/27/2013
	26,249	(6)	8,751	14.44	12/07/2014
	21,142	(8)	30,858	2.11	03/04/2016
	8,324	(9)	36,076	9.96	03/02/2017
						15,060	(11)	374,693
						22,312	(12)	555,123
						35,945	(13)	894,312
Thomas F. Shea	103,123	(10)	46,877	4.32	03/30/2015
	25,231	(8)	23,769	2.11	03/04/2016
	6,412	(9)	27,788	9.96	03/02/2017
						17,390	(12)	432,663
						28,016	(13)	697,038

	Option Awards					Stock Awards
	Number of		Number of
	Securities		Securities
	Underlying		Underlying			Number of		Market
	Unexercised		Unexercised	Option		Shares That		Value of Shares
	Options		Options	Exercise	Option	Have Not		That Have
	Exercisable		Unexercisable	Price	Expiration	Vested		Not Vested
Name	(#)		(#)	($)	Date	(#)		($)(1)

Winifred L. Swan	10,874	(7)	23,126	4.54	03/26/2015
	6,997	(2)		5.47	02/13/2014
	10,968	(2)		6.84	01/20/2015
	36,560	(5)		8.55	09/15/2012
	37,499	(6)	12,501	14.44	12/07/2014
	3,142	(8)	30,858	2.11	03/04/2016
	8,324	(9)	36,076	9.96	03/02/2017
						22,312	(12)	555,123
						35,945	(13)	894,312
Joseph E. Turk, Jr.	2,263	(2)		4.10	03/07/2012
	14,989	(2)		4.10	02/04/2013
	12,223	(7)	23,126	4.54	03/26/2015
	13,986	(2)		5.47	02/13/2014
	23,236	(2)		6.84	01/20/2015
	12,896	(5)		8.55	09/15/2012
	59,999	(6)	20,001	14.44	12/07/2014
	1,893	(8)	30,858	2.11	03/04/2016
	8,324	(9)	36,076	9.96	03/02/2017
						10,040	(11)	249,795
						22,312	(12)	555,123
						35,945	(13)	894,312

(1)	Based on $24.88 per share, the last sale price of our common stock on December 31, 2010.

(2)	These stock options were fully exercisable on the date of grant and, upon exercise, were subject to a repurchase right in favor of us. This repurchase right terminated upon the closing of our initial public offering and all such options are currently exercisable.

(3)	This option was granted on September 15, 2005. This option vested as to 20% of the shares on September 15, 2006 and vests in equal monthly installments over the 48 months following September 15, 2006.

(4)	This option was granted on November 27, 2006. This option vested as to 25% of the shares on November 27, 2007 and vests in equal monthly installments over the 36 months following November 27, 2007.

(5)	This option was granted on September 15, 2005. This option vested as to 25% of the shares on September 15, 2006 and in equal monthly installments over the 36 months following September 15, 2006.

(6)	This option was granted on December 7, 2007. This option vests in equal monthly installments over the 48 months following December 7, 2007.

(7)	This option was granted on March 27, 2008. This option vests in equal monthly installments over the 48 months following March 27, 2008.

(8)	This option was granted on March 5, 2009. This option vests in equal monthly installments over the 36 months following March 5, 2009.

(9)	This option was granted on March 3, 2010. This option vests in equal monthly installments over the 48 months following March 3, 2010.

(10)	This option was granted on March 31, 2008. This option vests in equal monthly installments over the 48 months following March 31, 2008.

(11)	This restricted stock grant was made on March 3, 2010 and the figure shown represents the unvested portion of the restricted stock grant made. This grant vests over 3 years in equal installments, with the first tranche vesting on March 3, 2011.

(12)	This restricted stock grant was issued on March 3, 2010 and the figure shown represents the unvested portion of the restricted stock grant made. This grant vests in equal installments on March 3, 2010 and on December 31, 2010 and 2011.

(13)	This restricted stock unit was issued on March 8, 2011 and the figure shown represents the unvested portion of the restricted stock unit made. This grant vests in equal installments on March 8, 2011 and on December 31, 2011 and 2012.

The following table sets forth information concerning the exercise of stock options and the vesting of restricted stock during fiscal 2010 for each of the named executive officers.

FISCAL 2010 OPTION EXERCISES AND STOCK VESTED

	Stock Awards		Option Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting	Acquired on Exercise	on Exercise
Name	(#)(1)	($)(2)	(#)	($)(3)

Jeffrey H. Burbank	133,219	2,320,675	54,840	1,015,067
Robert S. Brown	44,626	777,385	36,000	575,337
Thomas F. Shea	34,782	605,902	8,000	125,039
Winifred L. Swan	46,917 (4)	811,597	137,544	2,063,536
Joseph E. Turk	44,625	777,385	116,270	1,694,025

(1)	Represents the vesting of the first and second tranches of restricted stock awards issued on March 3, 2010 pursuant to the Company’s Performance Share Plan for 2009. These awards are discussed in further detail under “Compensation Discussion and Analysis” and within the “Grants of Plan-Based Awards for Fiscal Year-End 2010” table.

(2)	Value realized upon vesting is based on the closing sales price of our common stock on the applicable vesting dates.

(3)	Measured based on the difference between the exercise price of the option and the fair market value of our common stock on the date of exercise (excluding any gains or losses recognized by the named executive).

(4)	Includes the vesting of Ms. Swan’s restricted stock award granted on November 27, 2006. This grant vests in equal installments over 48 months following November 27, 2006.

Employment Agreements with Named Executive Officers

We have entered into employment agreements with each of our named executive officers, the terms of which are summarized below.

Jeffrey H. Burbank.  For 2010, we paid Mr. Burbank an annual base salary of $396,000. Mr. Burbank’s salary was not increased for 2011. His target short-term incentive award remains equal to 75% of his base salary pursuant to our Corporate Bonus Plan. If, before a change in control of NxStage, as defined in his employment agreement, we terminate Mr. Burbank’s employment without cause or he resigns for good reason, each as defined in his employment agreement, then Mr. Burbank will be entitled to receive:

•	severance payments in an amount equal to his then-current base salary, which will be paid over the 12 months following termination of his employment;

•	continued medical coverage during the 12 months following termination of his employment; and

•	continued vesting during the 12 months following termination of his employment in all stock options and stock awards he holds at the time his employment is terminated as if he continued to be employed during such period, and, except as described below, he will have up to 90 days following the expiration of such period to exercise such options.

If, following a change in control, (i) we terminate Mr. Burbank’s employment, or (ii) we had terminated Mr. Burbank’s employment at any time three months prior to announcement of the change in control and we cannot reasonably demonstrate that such termination did not arise in connection with such change in control, or if Mr. Burbank resigns for good reason within 12 months following a change in control, then he will be entitled to:

•	a lump sum severance payment equal to two times his then-current base salary and two times the greater of his annual bonus for the fiscal year preceding his termination or his target bonus for the then-current fiscal year;

•	continue to receive medical coverage during the 24 months following termination of his employment;

•	full vesting and acceleration of stock options and stock awards he holds at the time his employment is terminated and a period of 90 days to exercise such stock options; and

•	receive a gross-up amount on benefits received under this agreement to compensate for excise taxes and associated penalties imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

Robert S. Brown.  For 2010, we paid Mr. Brown an annual base salary of $268,000. Mr. Brown’s salary was not increased for 2011. His target short-term incentive award remains equal to 40% of his base salary pursuant to our Corporate Bonus Plan. If, before a change in control of NxStage, we terminate Mr. Brown’s employment without cause or he resigns for good reason, each as defined in his employment agreement, then Mr. Brown will be entitled to receive:

•	severance payments in an amount equal to 0.5 times his then-current base salary, which will be paid over the six months following termination of his employment;

•	continued medical coverage during the six months following termination of his employment; and

•	continued vesting during the six months following termination of his employment in all stock options and stock awards he holds at the time his employment is terminated as if he continued to be employed during such period, and, except as described below, he will have up to 90 days following the expiration of such period to exercise such options.

If, following a change in control, (i) we terminate Mr. Brown’s employment, or (ii) we have terminated Mr. Brown’s employment at any time three months prior to announcement of the change in control, and we cannot reasonably demonstrate that such termination did not arise in connection with such change in control, or if Mr. Brown resigns for good reason within 12 months following a change in control, then he will be entitled to:

•	a lump severance payment equal to his then-current base salary and the greater of his annual bonus for the fiscal year preceding his termination or his target bonus for the then-current fiscal year;

•	continued medical coverage during the 12 months following termination of his employment;

•	full vesting and acceleration of stock options and stock awards he holds at the time his employment is terminated and a period of 90 days to exercise such stock options; and

•	receive a gross-up amount on benefits received under this agreement to compensate for excise taxes and associated penalties imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

Winifred L. Swan.  For 2010, we paid Ms. Swan an annual base salary of $268,000. Ms. Swan’s base salary was not increased for 2011. Her target short-term incentive award remains equal to 35% of her base salary pursuant to our Corporate Bonus Plan. If, before a change in control of NxStage, as defined in her employment agreement, we terminate Ms. Swan’s employment without cause or she resigns for good reason, each as defined in her employment agreement, then Ms. Swan will be entitled to receive:

•	severance payments in an amount equal to 0.5 times her then-current base salary, which will be paid over the six months following termination of her employment;

•	continued medical coverage during the six months following termination of her employment; and

•	continued vesting during the six months following termination of her employment in all stock options and stock awards she holds at the time her employment is terminated as if she continued to be employed during such period, and, except as described below, will have up to 90 days following the expiration of such period to exercise such options.

If, following a change in control, (i) we terminate Ms. Swan’s employment, or (ii) we had terminated Ms. Swan’s employment at any time three months prior to announcement of the change in control and we cannot reasonably demonstrate that such termination did not arise in connection with such change in control, or if Ms. Swan resigns for good reason within 12 months following a change in control, then she will be entitled to:

•	a lump sum severance payment equal to 1.25 times her then-current base salary and 1.25 times the greater of her annual bonus for the fiscal year preceding her termination or her target bonus for the then-current fiscal year;

•	continue to receive medical coverage during the 15 months following termination of her employment;

•	full vesting and acceleration of stock options and stock awards she holds at the time her employment is terminated and a period of 90 days to exercise such stock options; and

•	receive a gross-up on benefits received under this agreement to compensate for excise taxes and associated penalties imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

Joseph E. Turk, Jr. For 2010, we paid Mr. Turk an annual base salary of $268,000. Mr. Turk’s base salary was increased to $285,000 in connection with his promotion to President, North America on December 15, 2010. His short-term incentive target award remains equal to 50% of his base salary pursuant to our Corporate Bonus Plan. If, before a change in control of NxStage, as defined in his employment agreement, we terminate Mr. Turk’s employment without cause or he resigns for good reason, each as defined in his employment agreement, then Mr. Turk will be entitled to receive:

•	severance payments in an amount equal to 0.5 times his then-current base salary, which will be paid over the six months following termination of his employment;

•	continued medical coverage during the six months following termination of his employment; and

•	continued vesting during the six months following termination of his employment in all stock options and stock awards he holds at the time his employment is terminated as if he continued to be employed during such period, and, except as described below, will have up to 90 days following the expiration of such period to exercise such options.

If, following a change in control, (i) we terminate Mr. Turk’s employment, or (ii) we had terminated Mr. Turk’s employment at any time three months prior to announcement of the change in control and we cannot reasonably demonstrate that such termination did not arise in connection with such change in control, or if Mr. Turk resigns for good reason within 12 months following a change in control, then he will be entitled to:

•	a lump sum severance payment equal to his then-current base salary and the greater of his annual bonus for the fiscal year preceding his termination or his target bonus for the then-current fiscal year;

•	continue to receive medical coverage during the 12 months following termination of his employment;

•	full vesting and acceleration of stock options and stock awards he holds at the time his employment is terminated and a period of 90 days to exercise such stock options; and

•	receive a gross-up amount on benefits received under this agreement to compensate for excise taxes and associated penalties imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

Thomas F. Shea.  For 2010, we paid Mr. Shea total base salary of $225,000. Mr. Shea’s base salary was not increased for 2011. His target short-term incentive award remains equal to 35% of his base salary pursuant to our 2011 Corporate Bonus Plan. If, before a change in control of NxStage, as defined in his employment agreement, we terminate Mr. Shea’s employment without cause or he resigns for good reason, each as defined in his employment agreement, then Mr. Shea will be entitled to receive:

•	severance payments in an amount equal to 0.5 times his then-current base salary, which will be paid over the six months following termination of his employment;

•	continued medical coverage during the six months following termination of his employment; and

•	continued vesting during the six months following termination of his employment in all stock options and stock awards he holds at the time his employment is terminated as if he continued to be employed during such period, and, except as described below, will have up to 90 days following the expiration of such period to exercise such options.

If, following a change in control, (i) we terminate Mr. Shea’s employment, or (ii) we had terminated Mr. Shea’s employment at any time three months prior to announcement of the change in control and we cannot reasonably demonstrate that such termination did not arise in connection with such change in control, or if Mr. Shea’s resigns for good reason within 12 months following a change in control, then he will be entitled to:

•	a lump sum severance payment equal to his then-current base salary and the greater of his annual bonus for the fiscal year preceding his termination or his target bonus for the then-current fiscal year;

•	continued medical coverage during the 12 months following termination of his employment; and

•	full vesting and acceleration of stock options and stock awards he holds at the time his employment is terminated and a period of 90 days to exercise such stock options.

In addition to the terms set forth above, the executive officers’ employment agreements also provide that each executive officer is entitled to:

•	participate in short-term and long-term incentive programs, which incentive compensation will be subject to the terms of the applicable plans and paid on the basis of the executive officer’s individual performance, as determined by our Board of Directors or Compensation Committee; and

•	receive retirement and welfare benefits that we make available from time to time to our senior level executives.

If an executive officer terminates employment with NxStage voluntarily, other than for good reason, if we terminate an executive officer’s employment as a result of physical or mental disability or for cause, each as defined in the officer’s agreement, or if an executive officer dies, the executive officer will receive compensation and benefits through the last day of employment.

Each of Messrs. Burbank, Brown, Turk and Shea and Ms. Swan has signed agreements providing for the protection of our confidential information and the transfer of ownership rights to intellectual property developed by such executive officer while he or she was employed by us. If the executive officer fails to comply with the provisions of the proprietary information agreement between NxStage and the executive officer, the payments and benefits described above will cease.

Potential Payments Upon Termination or Change in Control

The following table describes the potential payments, benefits and acceleration of vesting applicable to stock options and restricted stock awards pursuant to employment agreements with each of Messrs. Burbank, Brown, Turk and Shea and Ms. Swan. The amounts shown below assume that the termination of each executive is effective as of December 31, 2010. Actual amounts payable to each executive listed below upon his or her termination can only be determined definitively at the time of each executive’s actual departure. The payments and benefits that each officer would receive upon termination are further described above under the heading “Employment Agreements with Named Executive Officers.” In addition to the amounts shown in the table below, each executive would receive payments for amounts of base salary and vacation time accrued through the date of termination. For information relating to compensation earned by each of our named executive officers, see “Executive Compensation — Summary Compensation Table for Fiscal Years-Ended 2010, 2009, and 2008.”

				Termination
				Without Cause
				Three Months Prior to
				Change in Control;
				Termination
				Without Cause
				at Any Time After a
				Change in Control;
				Resignation for
		Termination		Good Reason
		Without Cause		During the 12 Months
		or Resignation		Following a Change
		for Good Reason		in Control
Name	Benefit	($)		($)

Jeffrey H. Burbank	Severence Benefits
	Severence Payments	396,000	(3)	1,386,000	(6)
	Healthcare Benefits(1)	13,002	(4)	26,005	(7)
	Market Value of Stock Vesting on Termination(2)	5,453,811	(5)	7,495,204	(8)
	Tax Gross Up	N/A		135,556
	Total	5,862,813		9,042,765
Robert S. Brown	Severence Benefits
	Severence Payments	134,000	(9)	375,200	(12)
	Healthcare Benefits(1)	6,142	(10)	12,284	(13)
	Market Value of Stock Vesting on Termination(2)	765,181	(11)	2,732,449	(8)
	Tax Gross Up	N/A		19,806
	Total	905,322		3,139,739
Thomas F. Shea	Severence Benefits
	Severence Payments	112,500	(9)	303,750	(12)
	Healthcare Benefits(1)	6,501	(10)	13,002	(13)
	Market Value of Stock Vesting on Termination(2)	867,584	(11)	3,049,309	(8)
	Tax Gross Up	N/A		14,527
	Total	986,585		3,380,589
Winifred L. Swan	Severence Benefits
	Severence Payments	134,000	(9)	452,250	(14)
	Healthcare Benefits(1)	5,980	(10)	14,950	(15)
	Market Value of Stock Vesting on Termination(2)	644,633	(11)	2,396,906	(8)
	Tax Gross Up	N/A		40,074
	Total	784,613		2,904,180
Joseph E. Turk	Severence Benefits
	Severence Payments	142,500	(9)	419,000	(12)
	Healthcare Benefits(1)	6,501	(10)	13,002	(13)
	Market Value of Stock Vesting on Termination(2)	739,446	(11)	2,725,002	(8)
	Tax Gross Up	N/A		26,997
	Total	888,447		3,184,001

(1)	This value is based upon the type of insurance coverage we carried for each executive officer as of December 31, 2010 and is valued at the premiums in effect on December 31, 2010.

(2)	Based on the last sale price of our common stock on December 31, 2010, or $24.88 per share.

(3)	Represents aggregate severance payments equal to Mr. Burbank’s base salary at the time of his termination, payable over the 12-month period following his termination.

(4)	Represents amounts payable over 12 months for continuation of coverage under medical and dental plans for Mr. Burbank, his spouse and his dependents.

(5)	Represents continued vesting of Mr. Burbank’s stock options and stock awards as of December 31, 2010 through December 31, 2011.

(6)	Represents a lump sum payment equal to two times Mr. Burbank’s base salary at the time of his termination plus an amount equal to two times the higher of his annual bonus target for fiscal 2010 or bonus amount paid to him during fiscal 2009.

(7)	Represents amounts payable over 24 months for continuation of coverage under medical and dental plans for Mr. Burbank.

(8)	Represents immediate vesting of all unvested stock options and other stock awards held by the executive as of December 31, 2010.

(9)	Represents aggregate severance payments in an amount equal to 0.5 times the executive’s then current base salary at the time of his or her termination, payable over the following six months.

(10)	Represents amounts payable over six months for continuation of coverage under medical and dental plans for the executive.

(11)	Represents continued vesting of the executive’s stock options and stock awards for six months following termination.

(12)	Represents a lump sum payment equal to the executive’s then current base salary at the time of his or her termination plus an amount equal to the higher of the annual bonus target for fiscal 2010 or bonus amount paid to the executive during fiscal 2009.

(13)	Represents amounts payable over 12 months for continuation of coverage under medical and dental plans for the executive.

(14)	Represents a lump sum payment equal to 1.25 times Ms. Swan’s then current base salary at the time of her termination plus an amount equal to 1.25 times the higher of the annual bonus target for fiscal 2010 or bonus amount paid to Ms. Swan during fiscal 2009.

(15)	Represents amounts payable over 15 months for continuation of coverage under medical and dental plans for Ms. Swan.

Securities Authorized for Issuance Under Our Equity Compensation Plan

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2010.

Equity Compensation Plan Information

Number of
Securities to be
	Issued Upon		Number of Securities
	Exercise of	Weighted-Average	Remaining Available for
	Outstanding	Exercise Price of	Future Issuance
	Options	Outstanding Options	Under Equity
Plan Category	& Awards	& Awards	Compensation Plans

Equity compensation plans approved by securities holders	7,376,345	$6.54	652,016

(1)	Consists of 6,222,962 stock options and 1,153,383 unvested restricted stock.

(2)	Consists of 316,915 shares of common stock available for future issuance under our 2005 Stock Incentive Plan and 335,101 shares available for future issuance under our 2005 Employee Stock Purchase Plan.

Director Compensation

Under our non-employee director compensation policy, last amended in March 2006, our non-employee directors receive:

•	a $15,000 annual retainer for their service as directors, to be paid quarterly;

•	$2,500 for each Board meeting attended by the director in person, $1,000 for each Board meeting attended by telephone and $1,000 for each committee meeting attended where the committee meeting is scheduled on a date other than a Board meeting;

•	if he or she is a member of the Audit Committee, an additional annual retainer of $6,000 (or $10,000 for the Audit Committee Chair), paid quarterly in advance;

•	if he or she is a member of any committee other than the Audit Committee, an additional annual retainer of $4,000 for each other committee, paid quarterly in advance;

•	expense reimbursement for attending Board of Directors and committee meetings; and

•	on the date of our annual meeting of stockholders at which a non-employee director is elected, a fully vested stock option to purchase 14,000 shares of our common stock with an exercise price equal to the then fair market value of our common stock, as determined by the closing price of our common stock on the date of the annual meeting. For a director elected or otherwise appointed to the Board of Directors on a date other than the date of an annual meeting of stockholders, such director will receive a fully vested stock option to purchase 14,000 shares of our common stock pro-rated for the annual period that remains between the date he or she is first elected to the Board and the date of the next annual meeting of stockholders.

No director shall receive more than $50,000 in any calendar year for Board fees, without the prior approval of the Compensation Committee.

Our non-employee director compensation policy provides that directors may elect to receive shares of our common stock in lieu of the cash compensation described above. A director must make his election to receive equity in lieu of cash compensation on the date of the annual meeting of stockholders at which such director is elected. A director’s election to receive equity in lieu of cash compensation will apply to all compensation to be paid after the date of election and will remain in effect until the next annual meeting of stockholders. If a non-employee director elects to receive equity in lieu of cash, we will issue the director shares of our common stock on the last business day of each calendar quarter in an amount equal to the quotient of the total cash consideration due as of the last business day of each calendar quarter and the closing price of our common stock on the last trading day of that quarter. Presently, each of Dr. Chambon and Messrs. Giannini, Moore and Perper has elected to receive shares of common stock in lieu of cash compensation for their service on our Board of Directors. All shares of our common stock issued to our directors in lieu of cash are issued under our 2005 Stock Incentive Plan.

We do not compensate directors who are also employees for their services as directors.

The following table sets forth information concerning the compensation of our directors who are not also named executive officers for the fiscal year ended December 31, 2010.

DIRECTOR COMPENSATION

	Fees Earned
	or Paid in		Option
	Cash		Awards	Total
	($)(1)		($)(3)(4)	($)

Phillippe O. Chambon	50,000	(2)	104,656	154,656
Daniel A. Giannini	50,000	(2)	104,656	154,656
Reid S. Perper	39,000	(2)	104,656	143,656
David S. Utterberg	27,500		104,656	132,156
Craig W. Moore	47,500	(2)	104,656	152,156
Jonathan T. Silverstein	38,500		104,656	143,156
Earl R. Lewis	35,500		104,656	140,156

(1)	The fees earned by our non-employee directors in fiscal 2010 consist of the following: (i) an annual retainer, (ii) $2,500 for each Board meeting attended by the director in person, $1,000 for each Board meeting attended by telephone and $1,000 for each committee meeting attended where the committee meeting is scheduled on a date other than a Board meeting date, and (iii) an annual fee for chairing and being a member of each of the audit, compensation and nominating and corporate governance committees. See footnote 2 below for shares of common stock issued in lieu of this cash compensation to certain of our directors.

(2)	These amounts reflect grant date fair value for the fiscal year ended December 31, 2010 in accordance with ASC 718. These shares were issued pursuant to our non-employee director compensation policy, as amended in March 2006, in connection with the election by Dr. Chambon, and Messrs. Giannini, Perper and Moore to receive shares of our common stock in lieu of cash compensation during fiscal 2010. Accordingly, we issued shares of our common stock to each of these directors as follows:

		Consideration	Price of		Total Shares of
		Due as of	Common Stock		Common Stock
		Last Business	on Last Trading		Issued in Lieu of
		Day of Quarter	Day of Quarter	Equity	Cash Consideratio
Name	Quarter Ending	($)	($)	Issuance Date	#

Phillippe O. Chambon	3/31/2010	10,250	11.45	3/31/2010	895
	6/30/2010	15,750	14.84	6/30/2010	1,061
	9/30/2010	12,250	19.10	9/30/2010	641
	12/31/2010	11,750	24.88	12/31/2010	472
Daniel A. Giannini	3/31/2010	12,750	11.45	3/31/2010	1,113
	6/30/2010	19,250	14.84	6/30/2010	1,297
	9/30/2010	14,750	19.10	9/30/2010	772
	12/31/2010	3,250	24.88	12/31/2010	130
Reid S. Perper	3/31/2010	9,750	11.45	3/31/2010	851
	6/30/2010	10,750	14.84	6/30/2010	724
	9/30/2010	9,750	19.10	9/30/2010	510
	12/31/2010	8,750	24.88	12/31/2010	351
Craig W. Moore	3/31/2010	11,750	11.45	3/31/2010	1,026
	6/30/2010	12,250	14.84	6/30/2010	825
	9/30/2010	11,750	19.10	9/30/2010	615
	12/31/2010	11,750	24.88	12/31/2010	472

(3)	The amounts in this column reflect grant date fair value for the fiscal year ended December 31, 2010, in accordance with ASC 718 of stock options granted under our equity plans and may include amounts from stock options granted in and prior to 2010. There can be no assurance that the ASC 718 amounts will ever be realized. The assumptions we used to calculate these amounts are included in footnote 13 to our audited financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K filed with the SEC on February 18, 2011.

(4)	On May 27, 2010, the day of our 2010 annual meeting of stockholders, we granted each of our non-employee directors, including Dr. Chambon, and Messrs Giannini, Lewis, Perper, Moore, Silverstein and Utterberg, an option to purchase 14,000 shares of our common stock, each with an exercise price equal to $13.88 per share, the closing price of our common stock on the date of the 2010 annual meeting. All such options were immediately exercisable on the date of grant.

The following table shows the aggregate number of shares of common stock subject to outstanding stock options for each director not listed as a named executive officer as of December 31, 2010.

Shares
Subject to
Stock
Name	Options

Philippe O. Chambon	70,000
Daniel A. Giannini	70,000
Reid S. Perper	70,000
Jonathan T. Silverstein(1)	39,667
Earl R. Lewis	14,000
David S. Utterberg	70,000
Craig W. Moore	88,791

(1)	On January 20, 2011, Jonathan T. Silverstein resigned from our Board due to other business and personal commitments. In addition, on January 20, 2011 our Board of Directors appointed Nancy J. Ham to our Board.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Lewis and Moore and Dr. Chambon. No member of the Compensation Committee was at any time during fiscal 2010, or formerly, an officer or employee of ours or any subsidiary of ours. During 2010, 2009 and 2008, Mr. Lewis was President and CEO of Flir Systems, Inc. No member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

No executive officer of NxStage has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of NxStage or member of our Compensation Committee.

PROPOSAL 2 — APPROVAL OF AN AMENDMENT TO OUR 2005 STOCK INCENTIVE PLAN,

Our Board of Directors has adopted, subject to approval by stockholders, and is proposing for such approval, an amendment to the 2005 Plan to, among other things, increase by 4,000,000 the number of shares available for award under the 2005 Plan. The Board believes this amendment is in the best interests of NxStage and the best interests of our stockholders and recommends a vote FOR this proposal.

At the annual meeting and any adjournment thereof, our stockholders will be asked to consider and vote upon a proposal to increase by 4,000,000 (the “Fungible Pool”) the number of shares of our common stock available for issuance under the 2005 Plan. Any shares subject to an award under the 2005 Plan which for any reason expires or terminates unexercised or is not earned in full shall be added back to the 2005 Plan and may again be made subject to an award under the 2005 Plan. In addition, shares used to pay the withholding taxes related to an outstanding award other than a Stock Option or SAR shall be added back to the Fungible Pool and may again be made subject to an award under the 2005 Plan. The following shares shall not be added back to the 2005 Plan and shall not again be made available for issuance as awards under the 2005 Plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right

(SAR), (ii) shares used to pay the exercise price or withholding taxes related to an outstanding award of Options or SARs, or (iii) shares repurchased on the open market with the exercise price proceeds received by the Company upon the exercise of an award.

In addition, the amendment provides that each share issued or to be issued from the Fungible Pool in connection with any award other than a stock option or SAR shall be counted against the Fungible Pool as 1.62 shares. Each share to be issued from the Fungible Pool in connection with any stock option or SAR shall be counted against the Fungible Pool as one (1) share. For these purposes, the number of shares taken into account with respect to a SAR shall be the number of shares underlying the SAR at grant, and not the final number of shares delivered upon exercise of the SAR. For example, if we grant 100 shares of restricted stock from the Fungible Pool, we would reduce the number of shares available in the Fungible Pool under the 2005 Plan by 1.62 shares. Any shares previously the subject of an award under the 2005 Plan that again become available for grant shall be added back to the 2005 Plan as one share for each share of common stock subject to an Award of a stock option or SAR and as 1.62 shares for each share of common stock subject to an Award other than a stock option or SAR.

In addition, the amendment provides that, unless such action is approved by the Company’s stockholders, no SAR granted under the Plan may be amended to provide a exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than certain permitted adjustments) and the Board may not cancel or repurchase for cash any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new awards under the Plan covering the same or a different number of shares of Common Stock and having a exercise price per share lower than the then-current exercise price per share of the cancelled SAR. The amendment tracks existing Plan provisions on the prohibition of repricing of stock options.

In order to address potential shareholder concerns regarding dilution, our Board of Directors has considered the awards that we have made under all compensatory grants as a percentage of our common stock outstanding, which we refer to as our burn rate. The Board of Directors commits to our shareholders that over the next three fiscal years, 2011, 2012 and 2013, our burn rate, taking into account the number of shares subject to options, stock appreciation rights or other stock awards granted to employees or nonemployee directors, will not exceed an average rate greater than 4.66% of the weighted average shares outstanding of our common stock that we believe will be outstanding over such three year period. For purposes of calculating the number of shares granted in a year, any full-value awards will count as equivalent to 2 shares.

Reasons for the Proposal

The Board believes that approval of this Amendment is in our best interest and the best interest of our stockholders, as equity awards granted under the plan will help to attract, motivate and retain talented employees, align employee and stockholder interests and link employee compensation with company performance. We believe the 2005 Plan furthers these objectives. As previously approved by our stockholders, the maximum number of shares of common stock that may be issued under the 2005 Plan is 9,471,495 million. At March 31, 2011, there were 120,536 shares remaining available for future grant under the 2005 Plan. Accordingly, on April 21, 2011, our Board adopted, subject to stockholder approval, an amendment to the 2005 Plan that increased from 9,471,495 million to 13,471,495 the number of shares of common stock available for issuance under our 2005 Plan, subject to adjustment in the event of stock splits and similar events.

Outstanding Stock Option and Restricted Stock Data

As of March 31, 2011, stock options to purchase 5,991,199 shares of our common stock were outstanding. The weighted average exercise price for these options was $7.92 and the weighted average remaining contractual life of which was 4.06 years. In addition, we had 901,365 shares of unvested restricted stock.

The weighted-average fair value of stock options granted during the twelve months ended December 31, 2010 was $5.84. The assumptions used to calculate this amount are included in footnote 13 to our audited financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K filed with the SEC on February 18, 2011.

Purpose of the 2005 Plan

The purpose of the Plan is to encourage ownership in our company by our employees and directors whose long-term employment by or involvement with our company is considered essential to our continued progress and, thereby, aligning the interests of the award recipients and stockholders and permitting the award recipients to share in our success. The 2005 Plan provides an essential component of the total compensation package offered to our key employees. It reflects the importance placed by us on motivating employees to achieve superior results over the long term and paying employees based on that kind of achievement. We strongly believe that our equity compensation programs and emphasis on employee stock ownership have been integral to our progress and that a continuation of those programs and that emphasis is necessary for us to achieve superior performance in the future.

Summary of the 2005 Plan, as amended

The following is a brief summary of the material terms of the 2005 Plan, as proposed to be amended. This summary is qualified in its entirety by the detailed provisions of the 2005 Plan, a copy of which is attached as Appendix B to this Proxy.

Types of Awards.  The 2005 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below, collectively referred to as awards.

Incentive Stock Options and Nonstatutory Stock Options.  A stock option is an award entitling the holder the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price equal to or greater than the fair market value of the common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of our common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of NxStage). Options may not be granted for a term in excess of ten years. The 2005 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or through a broker providing for such method of payment, (ii) subject to certain conditions, delivery to us of shares of our common stock, (iii) delivery to us of a promissory note on terms determined by our Board of Directors, (iv) any other lawful means, or (v) any combination of these forms of payment.

Stock Appreciation Rights.  A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in our common stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may not be granted at an exercise price less than 100% of the fair market value of our common stock on the date of grant and may be granted independently or in tandem with an option. SARs may not be granted for a term in excess of ten years.

Restricted Stock Awards; Restricted Stock Units.  Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Restricted stock units entitle recipients to receive shares of common stock to be delivered at the time such shares of common stock vest. The 2005 Plan, as proposed to be amended, provides that each share issued under a restricted stock or restricted stock unit award after the effective date of the amended 2005 plan will reduce the number of total shares available under the Fungible Pool for issuance under the amended 2005 plan by 1.62 shares.

Other Stock-Based Awards.  Under the 2005 Plan, our Board of Directors has the right to grant other awards based upon our common stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of awards entitling recipients to receive shares of common stock to be delivered in the future. The 2005 Plan, as proposed to be amended, provides that each share issued under an other stock-based award after the effective date of the amended 2005 plan will reduce the number of total shares available under the Fungible Pool for issuance under the amended 2005 plan by 1.62 shares.

Transferability of Awards.  Except as our board of directors may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant.

Eligibility to Receive Awards.  Our employees, officers, directors, consultants and advisors are eligible to be granted awards under the 2005 Plan. Under present law, however, incentive stock options may only be granted to our employees. The maximum number of shares with respect to which awards may be granted to any participant under the 2005 Plan may not exceed 1,000,000 shares per calendar year.

New Plan Benefits.  As of March 31, 2011, a total of 278 persons were participants in the 2005 Plan, including our five named executive officers and seven non-employee directors.

Because future awards under the 2005 Plan will be made at the discretion of our Board of Directors, no data can be provided regarding the benefits or amounts that will be received by any participant or group of participants if the amendment to the 2005 Plan is approved.

Administration.  The 2005 Plan is administered by our Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2005 Plan and to interpret the provisions of the 2005 Plan. Pursuant to the terms of the 2005 Plan, the Board may delegate authority under the 2005 Plan to one or more committees or subcommittees of the Board.

Subject to any applicable limitations contained in the 2005 Plan, the Board of Directors, the compensation committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of awards and determines (1) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (2) the exercise price of options, (3) the duration of options (which may not exceed 10 years), and (4) the number of shares of common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

We will be required to make equitable adjustments in connection with the 2005 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

The 2005 Plan also contains provisions addressing the consequences of any “Reorganization Event”, which is defined as (a) any merger or consolidation of NxStage with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of NxStage. Upon the occurrence of a reorganization event, all outstanding options and restricted stock will be assumed or equivalent options or restricted stock substituted by the successor corporation. Our repurchase and other rights with respect to shares of restricted stock will inure to the benefit of our successor and will apply equally to the cash, securities or other property into which our common stock is then converted. If the reorganization event also constitutes a change in control event (as defined in the 2005 Plan), 50% of the shares that underlie each option outstanding under the 2005 Plan and that are unvested as of the date of the reorganization event will become immediately exercisable. In addition, 50% of the shares of restricted stock outstanding under any award will become immediately free of all restrictions and conditions. If a change in control event occurs and within one year of the change in control event an option holder’s employment with us or our succeeding corporation is terminated by such holder for good reason (as defined in the 2005 Plan) or is terminated by us or the succeeding corporation without cause (as defined in the 2005 Plan), each option held by the holder will become immediately exercisable for the remaining 50% of the shares that had been unvested as of the date of the change of control event. In the case of restricted stock, the remaining 50% of such holder’s restricted stock that had been unvested as of the date of the change of control event will become immediately free of all restrictions and conditions. Notwithstanding the foregoing, if the acquiring or succeeding corporation in a reorganization event does not agree to assume or substitute for outstanding options, our Board of Directors will provide that all unexercised options will become exercisable in full prior to the reorganization event and the options, if unexercised, will terminate on the date the reorganization event takes place. If under the terms of the reorganization event holders of our common stock receive cash for their shares, our Board may instead provide for a cash-out of the value of any outstanding options less the applicable exercise price.

Our Board of Directors or the compensation committee may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any award expires or is terminated, surrendered, canceled without having been fully exercised, or forfeited in whole or in part, the unused shares of our common stock covered by such award will again be available for grant under the 2005 Plan, as proposed to be amended, as 1.62 shares for each share subject to an award other than an option or SAR and as 1 share for each share subject to an award of an option or SAR subject, however, in the case of incentive stock options, to any limitations under the Code.

Substitute Options.  In connection with a merger or consolidation of an entity with NxStage or the acquisition by us of property or stock of an entity, our Board of Directors may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on such terms, as the Board deems appropriate in the circumstances, notwithstanding any limitations on options contained in the 2005 Plan.

Amendment or Termination.  No award may be made under the 2005 Plan after September 6, 2015 but awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2005 Plan; provided that, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained.

Federal Income Tax Consequences of the 2005 Plan.  The following generally summarizes the U.S. federal income tax consequences that generally will arise with respect to awards granted under the 2005 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. This summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code, as amended, or the Code, relating to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options.  A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or a 50% or more owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss, meaning sales proceeds are less than the exercise price, then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options.  A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights.  A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock.  A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards.  The tax consequences associated with any other stock-based award granted under the 2005 plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to NxStage.  There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 3 — ADVISORY VOTE ON APPROVAL OF OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION

Our Board of Directors recommends a vote “FOR” this proposal.

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are seeking shareholder input on our named executive officer compensation as disclosed in this proxy statement. As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our shareholders. The Board believes this link between compensation and the achievement of our short- and long-term business goals has helped drive NxStage’s performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

For these reasons, the Board is asking shareholders to support this proposal.

While the advisory vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our shareholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION

Our Board of Directors recommends a vote of “1 year” for this proposal.

The Dodd-Frank Act enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, similar to Proposal 3 in this proxy statement. By voting on this Proposal 4, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years. Alternatively, stockholders may abstain.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for NxStage, and therefore our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We look forward to hearing from our stockholders on this Proposal.

Please note that you are not being asked to vote to approve or disapprove the recommendation of the Board of Directors. In addition, please note that this vote is not binding on the Board of Directors or NxStage. However, the Board of Directors values stockholder input and intends to take the outcome of this vote into consideration in determining the frequency of future advisory votes on executive compensation.

PROPOSAL 5 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Our Board of Directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2011 fiscal year.

Our Audit Committee has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year. Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Although stockholder approval of the selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at our annual meeting, our Audit Committee will reconsider its selection of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Based solely on our review of copies of

Section 16(a) reports furnished to us and representations made to us, we believe that except as otherwise set forth in the following sentence, during 2010 our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements. Messrs. Burbank, Brown, Shea, Turk, Webb and Ms. Swan each failed to timely file two Form 4s each reporting one transaction. In addition, Credit Suisse failed to timely file one Form 4 reporting one transaction.

Delivery of Security Holder Documents

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Notice of Internet Availability of Proxy Materials, proxy statement and Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you if you call or write us at the following address: 439 South Union Street, 5th Floor, Lawrence, Massachusetts 01843, Attention: Investor Relations, or 978-687-4700. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, proxy statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

Stockholder Proposals for the 2012 Annual Meeting

Proposals of stockholders intended to be presented at the 2012 Annual Meeting of Stockholders must be received by us at our principal office in Lawrence, Massachusetts not later than December 30, 2011 for inclusion in the proxy statement for that meeting.

In addition, our bylaws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement in accordance with Rule 14a-8. The required notice must be in writing and received by our Corporate Secretary, Winifred L. Swan, at our principal offices not later than 90 days nor more than 120 days prior to the first anniversary of our 2011 Annual Meeting of Stockholders. However, if the 2012 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2011 Annual Meeting of Stockholders, notice must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting and (2) the 10th day following the date on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever occurs first. Our bylaws also specify requirements relating to the content of the notice which stockholders must provide, including a stockholder nomination for election to the Board of Directors, to be properly presented at the 2012 Annual Meeting of Stockholders.

By Order of the Board of Directors,

WINIFRED L. SWAN
Secretary

April 28, 2011

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

APPENDIX A

AMENDMENT NO. 3 TO
2005 STOCK INCENTIVE PLAN
OF
NxSTAGE MEDICAL, INC.

The 2005 Stock Incentive Plan (the “Plan”) of NxStage Medical, Inc. is hereby amended as follows:

Section 4(a) is deleted in its entirety and the following is substituted in its place:

(a) Number of Shares. Subject to adjustment under Section 9 and to the additional limitations and restrictions set forth in this Section 4(a), Awards may be made under the Plan for up to an aggregate of 13,471,495 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”). In addition to the aggregate plan limit, the following limitations and restrictions apply:

(i)  Of the 3,800,000 shares of Common Stock added to the Plan as of October 1, 2007, the maximum number of shares with respect to which Restricted Stock, Restricted Stock Units and Other Stock-Based Awards may be granted shall be 1,500,000. For the avoidance of doubt, this 1,500,000 share limit does not apply to Restricted Stock, Restricted Stock Unit and Other Stock-Based Awards made from the 8,100,000 shares, in the aggregate, that were added to the Plan as of May 29, 2009 and the Stockholder Approval Date.

(ii) Of the 4,100,000 shares of Common Stock added to the Plan as of May 29, 2009, (A) each share of Common Stock issued or to be issued in connection with any Award other than a Stock Option or SAR shall be counted against such limit as 1.23 shares of Common Stock; and (B) each share of Common Stock to be issued in connection with any Stock Option or SAR shall be counted against such limit as one share of Common Stock.

(iii) Of the 4,000,000 shares of Common Stock added to the Plan as of the Stockholder Approval Date (collectively, with the 4,100,000 shares of Common Stock described above, the “Fungible Pools”), (A) each share of Common Stock issued or to be issued in connection with any Award other than a Stock Option or SAR shall be counted against such limit as 1.62 shares of Common Stock; and (B) each share of Common Stock to be issued in connection with any Stock Option or SAR shall be counted against such limit as one share of Common Stock.

For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Section 4(a) and 4(b), (i) with respect to SARs, the number of shares of Common Stock subject to an award of SARs will be counted against the aggregate number of shares of Common Stock available for issuance under the Plan regardless of the number of shares of Common Stock actually issued to settle the SAR upon exercise; provided, however, that SARs that may be settled in cash only shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards as one share for each share of Common Stock subject to a Stock Option or SAR and as 1.62 shares of Common Stock subject to an Award other than a Stock Option or SAR; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; (iii) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of a Stock Option or SAR or (B) satisfy tax withholding obligations related to the exercise of a Stock Option or SAR (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; (iv) shares of Common Stock tendered to the Company by a Participant to satisfy tax withholding obligations for an Award other than a Stock Option or SAR (including shares retained from the Award creating the tax obligation) shall be added back to the number of shares

A-1

available for the future grant of Awards; and (v) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

Section 6(e) is deleted in its entirety and the following is substituted in its place:

(e) Limitation on Repricing.  Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide a exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 9) and (2) the Board may not cancel or repurchase for cash any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having a exercise price per share lower than the then-current exercise price per share of the cancelled SAR.

A new Section 6(f) is added as follows:

(f) Duration of SARs.  Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

Section 10(f) is deleted in its entirety and the following is substituted in its place:

(f) Amendment of Award.  Subject to compliance with the terms of Section 5(h) and Section 6(e), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 11(g) is amended by adding the following new sentence at the end:

Amendment No. 3 adopted by the Board of Directors on April 21, 2011 and by the stockholders on            (the “Stockholder Approval Date”).

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on April 21, 2011.
Adopted by the Stockholders on                , 2011.

A copy of the 2005 Stock Incentive Plan, pre-amendment, is available as www.nxstage.com, within our 2009 Proxy.

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APPENDIX B

NxSTAGE MEDICAL,
INC.
2005 STOCK INCENTIVE PLAN, AS AMENDED

BY AMENDMENT NUMBER 3

1.	Purpose

The purpose of this 2005 Stock Incentive Plan (the “Plan”) of NxStage Medical, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant.”

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4.	Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 9 and to the additional limitations and restrictions set forth in this Section 4(a), Awards may be made under the Plan for up to an aggregate of 15,501,457 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”). In addition to the aggregate plan limit, the following limitations and restrictions apply:

(i)  Of the 3,800,000 shares of Common Stock added to the Plan as of October 1, 2007, the maximum number of shares with respect to which Restricted Stock, Restricted Stock Units and Other Stock-Based Awards may be granted shall be 1,500,000. For the avoidance of doubt, this

1,500,000 share limit does not apply to Restricted Stock, Restricted Stock Unit and Other Stock-Based Awards made from the 8,100,000 shares, in the aggregate, that were added to the Plan as of May 29, 2009 and the Stockholder Approval Date.

(ii) Of the 4,100,000 shares of Common Stock added to the Plan as of May 29, 2009, (A) each share of Common Stock issued or to be issued in connection with any Award other than a Stock Option or SAR shall be counted against such limit as 1.23 shares of Common Stock; and (B) each share of Common Stock to be issued in connection with any Stock Option or SAR shall be counted against such limit as one share of Common Stock.

(iii) Of the 4,000,000 shares of Common Stock added to the Plan as of the Stockholder Approval Date (collectively, with the 4,100,000 shares of Common Stock described above, the “Fungible Pools”), (A) each share of Common Stock issued or to be issued in connection with any Award other than a Stock Option or SAR shall be counted against such limit as 1.62 shares of Common Stock; and (B) each share of Common Stock to be issued in connection with any Stock Option or SAR shall be counted against such limit as one share of Common Stock.

For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Section 4(a) and 4(b), (i) with respect to SARs, the number of shares of Common Stock subject to an award of SARs will be counted against the aggregate number of shares of Common Stock available for issuance under the Plan regardless of the number of shares of Common Stock actually issued to settle the SAR upon exercise; provided, however, that SARs that may be settled in cash only shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards as one share for each share of Common Stock subject to a Stock Option or SAR and as 1.62 shares of Common Stock subject to an Award other than a Stock Option or SAR; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; (iii) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of a Stock Option or SAR or (B) satisfy tax withholding obligations related to the exercise of a Stock Option or SAR (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; (iv) shares of Common Stock tendered to the Company by a Participant to satisfy tax withholding obligations for an Award other than a Stock Option or SAR (including shares retained from the Award creating the tax obligation) shall be added back to the number of shares available for the future grant of Awards; and (v) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Per-Participant Limit. Subject to adjustment under Section 9, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. For the purposes of each share of Common Stock to be issued in connection with any Award from the Fungible Pool other than a Stock Option or SAR, such Award shall be counted against this per-Participant limit as 1.62 shares of Common Stock. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of NxStage, any of NxStage’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 10(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date. The “Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows: (i) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or (ii) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or (iii) if the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board or Committee may expressly determine otherwise.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(1) After giving effect to the proposed reverse stock split of the Company’s Common Stock in anticipation of the initial public offering.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law,

(ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

(h) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (2) the Board may not cancel or repurchase for cash any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6.	Stock Appreciation Rights

(a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount of Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Rules Applicable to Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2) Exercise of Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

(d) Exercise Price. The Board shall establish the exercise price of each SAR and specify the exercise price in the applicable SAR agreement. The exercise price shall not be less than 100% of the Fair Market Value of our common stock on the date the SAR is granted; provided that if the Board approves the grant of a SAR with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value of our common stock on such future date.

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide a exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 9) and (2) the Board may not cancel or repurchase for cash any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having a exercise price per share lower than the then-current exercise price per share of the cancelled SAR.

(f) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

7.	Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

8.	Other Stock-Based Awards

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

(b) Reorganization and Change in Control Events

(1) Definitions

(a) A “Reorganization Event” shall mean:

(i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled;

(ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or

(iii) any liquidation or dissolution of the Company.

(b) A “Change in Control Event” shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company or (B) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iv) the liquidation or dissolution of the Company.

(c) “Good Reason” shall mean any significant diminution in the Participant’s title, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any reduction in the annual cash compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to such Reorganization Event or Change in Control Event.

(d) “Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

(2) Effect on Options

(a) Reorganization Event. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company (A) one-half of the number of shares subject to the Option which were not already vested shall be exercisable upon the occurrence of such Reorganization Event and, subject to (B) below, the remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each subsequent vesting date and (B) such assumed or substituted options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, or in the event of a liquidation or dissolution of the Company, the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(b) Change in Control Event that is not a Reorganization Event. Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the

Company, the vesting schedule of such Option shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested on any date after the date of the Change in Control Event shall immediately become exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such Option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date; provided, however, that each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(3) Effect on Restricted Stock Awards

(a) Reorganization Event that is not a Change in Control Event. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(b) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, the vesting schedule of all Restricted Stock Awards shall be accelerated in part so that one-half of the number of shares that would otherwise have first become free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become free from conditions or restrictions. Subject to the following sentence, the remaining one- half of such number of shares shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Restricted Stock Award, with one-half of the number of shares that would otherwise have become free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule becoming free from conditions or restrictions on each subsequent vesting date. In addition, each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(4) Effect on Stock Appreciation Rights and Other Stock Unit Awards.

The Board may specify in an Award at the time of the grant the effect of a Reorganization Event and Change in Control Event on any SAR and Other Stock Unit Award.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. Subject to compliance with the terms of Section 5(h) and Section 6(e), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

11.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained.

(e) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Adopted by the Board of Directors on September 7, 2005. Approved by the stockholders on October 14, 2005.

Amendment No. 1 adopted by the Board of Directors on July 25, 2007 and by the stockholders on October 1, 2007.

Amendment No. 2 adopted by the Board of Directors on April 24, 2009 and by the stockholders on May 28, 2009.

Amendment No. 3 adopted by the Board of Directors on April 21, 2011 and by the stockholders on            (the “Stockholder Approval Date”).

NxSTAGE

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com/NXTM**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Jeffrey H. Burbank	☐	☐	02 - Philippe O. Chambon	☐	☐	03 - Daniel A. Giannini	☐	☐
04 - Nancy J. Ham	☐	☐	05 - Earl R. Lewis	☐	☐	06 - Craig W. Moore	☐	☐
07 - Reid S. Perper	☐	☐	08 - David S. Utterberg	☐	☐			

Proposal	1 Yr	2 Yrs	3 Yrs	Abstain
4. Advisory vote to approve the frequency of holding an advisory vote on our named executive officers' compensation.	☐	☐	☐	☐

Proposal	For	Against	Abstain
5. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2011 fiscal year.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation or partnership, the signature should be that of an authorized officer who should state his or her title.

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. NNNNNNNNNNNN MMMMMMMMMMMMMMM C123456789 IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE Electronic Voting Instructio ns DESIGNATION (IF ANY) You can vote by n I ternet or telephone! ADD 1 Available 24 hours a day, 7 days a week! ADD 2 ADD 3 n I stead of mailing your proxy, you may choose one of t h e w t o voting methods outlined below o t vote your proxy. ADD 4 NNNNNNNNN ADD 5 VALIDATION DETAILS ARE LOCATED BELOW N I THE TITLE BAR. ADD 6 Proxies submitted by the In ternet or telephone must be received by 11:59 p.m., Eastern Time, on May 25, 2011. Vote by In ternet • Log on o t h t e I n ternet and go t o www.investorvote.com/NXTM • Follow h t e steps outlined on h t e secured website. Vote by telephone • Call t o ll r f ee 1-800-652-VOTE (8683) within h t e USA, US e t rritories & Canada any t i me on a o t uch t o ne e t lephone. There is NO CHARGE o t you o f r h t e call. Using a black n i k pen, mark your votes with an X as shown in X • Follow h t e in structions provided by h t e recorded message. t h is example. Please do not write outside t h e designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees il sted n i Proposal 1 and FOR Proposal 2, 3 and 5 and 1 YEAR for Proposal 4. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 — Jeffrey H. Burbank 03 — Daniel A. Giannini 02 — Philippe O. Chambon 04 — Nancy J. Ham 05 — Earl R. Lewis 06 — Craig W. Moore 07 — Reid S. Perper 08 — David S. Utterberg For Against Abstain For Against Abstain 2. Amending our 2005 Stock I n centive Plan o t , among other 3. Advisory vote o t approve our named executive h t ings, in crease h t e number of shares of our common stock officers’ compensation. t h at may be is sued pursuant o t h t e plan by an additional 4,000,000 shares. 1 Yr 2 Yrs 3 Yrs Abstain For Against Abstain 4. Advisory vote t o approve t h e f r equency of 5. To ratify t h e appointment of Ernst & Young LLP as holding an advisory vote on our named our in dependent registered public accounting f i rm o f r executive officers’ compensation. h t e 2011 f i scal year. n I t h eir discretion, h t e proxies are authorized t o vote upon such other business as may properly come before t h e meeting or any adjournment t h ereof. B Authorized Signatures — This sectio n must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, corporate officer, r t ustee, guardian, or custodian, please give f u ll t i tle. I f a corporation or partnership, h t e signature should be t h at of an authorized officer who should state his or her it tle. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within t h e box. Signature 2 — Please keep signature within h t e box. C 1234567890 J N T MR A SAMPLE (THIS AREA I S SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN1 U P X 1 1 3 1 2 2 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 01AKFF .

ELECTION TO OBTAIN PROXY MATERIALS ELECTRONICALLY INSTEAD OF BY MAIL

NxStage Medical, Inc. stockholders may elect to receive all NxStage's future annual reports and proxy statements through the Internet instead of receiving copies through the mail.

To take advantage of this option, stockholders must subscribe to one of the various commercial services that offer access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by the stockholder.

To elect this electronic delivery option, while voting via the Internet, simply enter your email address in the space provided.

If you consent to receive NxStage's future proxy materials electronically, your consent will remain in effect unless you revoke your consent by logging into Investor Centre at www.computershare.com.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

Proxy — NxStage Medical, Inc.

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Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Robert S. Brown and Winifred L. Swan, or each of them with full power of substitution, as proxies for those signing on the reverse side to attend the 2011 Annual Meeting of Stockholders of NxStage Medical, Inc. to be held on Thursday, May 26, 2011 at 10:00 a.m. at the offices of NxStage Medical, Inc., 439 South Union Street, 5th Floor, Lawrence, Massachusetts 01843, and at any adjournments thereof, and to vote all shares of common stock held of record that those signing on the reverse side could vote, with all the powers those signing on the reverse side would possess if personally present at such meeting, as indicated upon all matters referred to on the reverse side and described in the proxy statement for the Annual Meeting, and, in their discretion, upon any other matters which may properly come before the Annual Meeting.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

C Non-Voting Items

ELECTION TO OBTAIN PROXY MATERIALS ELECTRONICALLY IN STEAD OF BY MAIL NxStage Medical, n I c. stockholders may elect to receive al NxStage’s future annual reports and proxy statements h t rough t h e Internet n i stead of receiving copies h t rough h t e mail. To a t ke advantage of h t is option, stockholders must subscribe to one of h t e various commercial services t h at offer access t o h t e n I ternet. Costs normally associated with electronic access, such as usage and e t lephone charges, wil l be borne by h t e stockholder. To ele ct this electronic delivery option, while voti ng via the Internet, sim ply enter your email address in h t e space provided. If you consent t o receive NxStage’s u f t u re proxy mate rials ele ctr onically, your consent will remain in effect unless you revoke your consent by o l gging n i to Investor Centre at www.computershare.com. NOTICE OF N I TERNET AVAILABILITY OF PROXY MATERIAL: YOU MAY ACCESS THE NxSTAGE MEDICAL, IN C. ANNUAL REPORT AND PROXY STATEMENT AT: www.nxstage.com/p roxy 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — NxStage Medical, In c. + ANNUAL MEETING OF STOCKHOLDERS 10:00 A.M. THURSDAY, MAY 26, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Those signing on h t e reverse side, revoking any prior proxies, hereby appoint(s) Robert S. Brown and Winifred L. Swan, or each of t h em with u f ll power of substitution, as proxies f o r h t ose signing on h t e reverse side t o attend t h e 2011 Annual Meeting of Stockholders of NxStage Medical, n I c. t o be held on Thursday, May 26, 2011 at 10:00 a.m. at h t e offices of NxStage Medical, n I c., 439 South Union Street, 5th Floor, Lawrence, Massachusetts 01843, and at any adjournments h t ereof, and t o vote all shares of common stock held of record h t at h t ose signing on h t e reverse side could vote, with all h t e powers t h ose signing on h t e reverse side would possess f i personally present at such meeting, as n i dicated upon all matters referred o t on t h e reverse side and described n i h t e proxy statement f o r h t e Annual Meeting, and, in t h eir discretion, upon any other matters which may properly come before t h e Annual Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. F I NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS NUMBER 2, 3 AND 5 AND 1 YEAR FOR PROPOSAL 4. UNLESS YOU IN TEND TO VOTE YOUR SHARES BY IN TERNET OR TELEPHONE, PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND IN TERNET VOTING IN STRUCTIONS. f I you vote by telephone or the In ternet, please DO NOT mail back this proxy card. C Non-Voting t I ems Change of Address — Please print new address below. Comments — Please print your comments below. IF VOTIN G BY MAIL , YOU MUST COMPLETE SECTIONS A — C ON BOTH SIDES OF THIS CARD. +